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                                                                    Exhibit 10.7




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                            STOCK PURCHASE AGREEMENT

                                  By And Among

                        SAXON CAPITAL ACQUISITION CORP.,

                              SAXON CAPITAL, INC.,

                                       And

                             DOMINION CAPITAL, INC.


                                   Dated As Of

                                  June 7, 2001










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                                TABLE OF CONTENTS

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
                                                                                    PAGE
                                                                                    ----
ARTICLE I.           DEFINITIONS...................................................... 1

     SECTION 1.1.    DEFINITIONS...................................................... 1

     SECTION 1.2.    ACCOUNTING TERMS.................................................10

     SECTION 1.3.    INTERPRETATION...................................................10

ARTICLE II.  PURCHASE PRICE AND PAYMENT...............................................10

     SECTION 2.1.    PURCHASE AND SALE OF COMPANY STOCK...............................10

     SECTION 2.2     INTERIM ADJUSTMENT TO PURCHASE PRICE.............................11

     SECTION 2.3.    ADJUSTMENT TO PURCHASE PRICE.....................................11

ARTICLE III.         CLOSING..........................................................14

     SECTION 3.1.    THE CLOSING......................................................14

     SECTION 3.2.    SELLER'S AND THE COMPANY'S DELIVERIES............................14

     SECTION 3.3.    PURCHASER'S DELIVERIES...........................................15

     SECTION 3.4.    FURTHER ASSURANCES...............................................15

ARTICLE IV.          REPRESENTATIONS AND WARRANTIES OF SELLER AND THE COMPANY.........15

     SECTION 4.1.    ORGANIZATION.....................................................15

     SECTION 4.2.    AUTHORIZATION....................................................16

     SECTION 4.3.    CAPITAL STOCK....................................................16

     SECTION 4.4.    OWNERSHIP OF THE CAPITAL STOCK...................................17

     SECTION 4.5.    CONSENTS AND APPROVALS; NO VIOLATIONS............................17

     SECTION 4.6.    LICENSES AND PERMITS; COMPLIANCE WITH LAWS.......................18

     SECTION 4.7.    FINANCIAL STATEMENTS.............................................18

     SECTION 4.8.    ABSENCE OF MATERIAL ADVERSE OR OTHER CHANGES.....................19


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                                                                                    PAGE
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     SECTION 4.9.    LITIGATION.......................................................20

     SECTION 4.10.   TAXES............................................................20

     SECTION 4.11.   MATERIAL CONTRACTS...............................................22

     SECTION 4.12.   ENVIRONMENTAL MATTERS............................................22

     SECTION 4.13.   TRANSACTIONS WITH OFFICERS, DIRECTORS AND EMPLOYEES..............23

     SECTION 4.14.   EMPLOYEE BENEFITS PLANS..........................................23

     SECTION 4.15.   CERTAIN FEES.....................................................26

     SECTION 4.16.   MORTGAGE LOANS IN WAREHOUSE......................................26

ARTICLE V.  REPRESENTATIONS AND WARRANTIES OF PURCHASER ..............................26

     SECTION 5.1.    CORPORATE STATUS.................................................26

     SECTION 5.2.    CORPORATE AUTHORITY..............................................27

     SECTION 5.3.    CONSENTS AND APPROVALS; NO VIOLATIONS............................27

     SECTION 5.4.    LITIGATION.......................................................27

     SECTION 5.5.    CERTAIN FEES.....................................................27

     SECTION 5.6.    INVESTMENT REPRESENTATION........................................28

ARTICLE VI.  COVENANTS................................................................28

     SECTION 6.1.    CONDUCT OF THE ACQUIRED BUSINESS.................................28

     SECTION 6.2.    ACCESS TO INFORMATION............................................29

     SECTION 6.3.    CONSENTS.........................................................29

     SECTION 6.4.    COMMERCIALLY REASONABLE EFFORTS..................................29

     SECTION 6.5.    UPDATES TO DISCLOSURE SCHEDULE...................................30

     SECTION 6.6.    RESIDUAL ASSIGNMENT AND SERVICES AGREEMENT.......................30

     SECTION 6.7.    NO SOLICITATION BY SELLER........................................30

     SECTION 6.8.    MONTHLY REPORTS..................................................31

ARTICLE VII.         RELATED MATTERS..................................................32


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                                                                                    PAGE
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     SECTION 7.1.    COOPERATION; RECORD RETENTION....................................32

     SECTION 7.2.    INSURANCE........................................................33

     SECTION 7.3.    WELFARE PLANS....................................................33

ARTICLE VIII.  RESERVED...............................................................34

ARTICLE IX.  CONDITIONS TO THE OBLIGATION OF SELLER TO CLOSE..........................34

     SECTION 9.1.    REPRESENTATIONS, WARRANTIES AND COVENANTS........................34

     SECTION 9.2.    PROCEEDINGS......................................................34

     SECTION 9.3.    REGULATORY CONSENTS..............................................34

     SECTION 9.4.    DELIVERIES.......................................................35

ARTICLE X.           CONDITIONS TO THE OBLIGATION OF PURCHASER TO CLOSE...............35

     SECTION 10.1.   REPRESENTATIONS, WARRANTIES AND COVENANTS........................35

     SECTION 10.2.   PROCEEDINGS......................................................36

     SECTION 10.3.   MATERIAL CONSENTS................................................36

     SECTION 10.4.   DELIVERIES.......................................................36

     SECTION 10.5.   EXTINGUISHMENT OF INTERCOMPANY DEBT..............................36

     SECTION 10.6.   WAREHOUSING FACILITIES; REPURCHASE FACILITIES....................36

     SECTION 10.7.   FINANCING OF PURCHASE PRICE OBTAINED.............................36

     SECTION 10.8    TRANSFER OF EXCLUDED ASSETS......................................36

     SECTION 10.9    OUTSTANDING BALANCE OF MORTGAGE LOANS............................36

     SECTION 10.11   FRUSTRATION OF CLOSING CONDITIONS................................37

ARTICLE XI.          INDEMNIFICATION..................................................38

     SECTION 11.1.   BY SELLER........................................................38

     SECTION 11.2.   BY PURCHASER.....................................................38

     SECTION 11.3.   ENTITLEMENT TO INDEMNIFICATION; EXCLUSIVITY......................39

     SECTION 11.4.   NOTICE AND DEFENSE OF THIRD PARTY CLAIMS.........................39

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                                                                                    PAGE
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     SECTION 11.5.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES.......................40

     SECTION 11.6.   LIMITATIONS ON INDEMNIFIED PARTIES' RIGHT TO INDEMNIFICATION.....40

ARTICLE XII.         TAX MATTERS......................................................42

     SECTION 12.1.   SECTION 338 ELECTION AND FORMS...................................42

     SECTION 12.2.   TAX INDEMNIFICATION BY SELLER....................................43

     SECTION 12.3.   TAX INDEMNIFICATION BY PURCHASER.................................43

     SECTION 12.4.   ALLOCATION OF TAX LIABILITIES....................................43

     SECTION 12.5.   FILING RESPONSIBILITY............................................44

     SECTION 12.6.   REFUNDS..........................................................44

     SECTION 12.7.   COOPERATION AND EXCHANGE OF INFORMATION..........................44

ARTICLE XIII.        MISCELLANEOUS....................................................46

     SECTION 13.1.   TERMINATION OF AGREEMENT.........................................46

     SECTION 13.2.   EFFECT OF TERMINATION............................................46

     SECTION 13.3.   AMENDMENT AND MODIFICATION; WAIVER OF PROVISIONS.................46

     SECTION 13.4.   EXPENSES.........................................................46

     SECTION 13.5.   SUCCESSORS AND ASSIGNS; ASSIGNMENTS..............................47

     SECTION 13.6.   PUBLIC ANNOUNCEMENTS.............................................47

     SECTION 13.7.   NO THIRD PARTIES BENEFITED.......................................47

     SECTION 13.8.   NOTICES..........................................................48

     SECTION 13.9.   LAW GOVERNING....................................................51

     SECTION 13.10.  COUNTERPARTS.....................................................51

     SECTION 13.11.  ENTIRE AGREEMENT.................................................51

     SECTION 13.12.  SEVERABILITY.....................................................51
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EXHIBITS                     DESCRIPTION
--------                     -----------

Exhibit A                    Pre-Closing Transactions
Exhibit B                    Retention Payments
Exhibit C                    Disclosure Schedule
Exhibit D                    Indemnified Litigation
Exhibit E                    Material Contracts
Exhibit F                    Payment of Expenses
Exhibit 3.2                  Form of Legal Opinion of Seller's Counsel
Exhibit 3.3                  Form of Legal Opinion of Purchaser's Counsel
Exhibit 6.6                  Form of Residual Assignment and Services Agreement



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                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of June 7, 2001, by and among Dominion Capital, Inc., a Virginia corporation ("Seller"), Saxon Capital Acquisition Corp., a Delaware corporation ("Purchaser"), and Saxon Capital, Inc., a Virginia corporation (the "Company").

                                    RECITALS

         WHEREAS, the Company, through the Subsidiaries, engages in the business of retail, wholesale and correspondent mortgage lending, securitizing mortgage loans and servicing mortgage loans in the United States (collectively, the "Acquired Business");

         WHEREAS, Seller is the owner of all of the shares of issued and outstanding capital stock of the Company (the "Company Stock"); and

         WHEREAS, Purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser, all of the Company Stock, upon and subject to the terms, covenants, conditions, warranties and representations set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   AGREEMENT

                                   ARTICLE I.

                                   DEFINITIONS

SECTION 1.1.      DEFINITIONS.

         As used herein, except as otherwise expressly provided or unless the context otherwise requires, the following terms defined in this SECTION 1.1 shall have the following meanings:

         "ACQUIRED BUSINESS" shall have the meaning assigned to it in the Recitals.

         "ACQUISITION TRANSACTION" shall have the meaning assigned to it in
SECTION 6.7.

         "ACTUAL VALUE" shall have the meaning assigned to it in SECTION 2.3(c)(iii)(C).

         "ADJUSTED NET TANGIBLE BOOK VALUE" shall mean the net book value of the Company following the pre-Closing transactions set forth on EXHIBIT A

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         "AFFILIATE" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of this definition, "CONTROL" (including with correlative meaning, the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") as used with respect to any Person shall mean (a) the ownership of 50% or more of the voting securities or other voting interests of such Person or (b) the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

         "AFFILIATED GROUP" shall mean any affiliated group within the meaning of Section 1504(a) of the Code or any similar group defined under a similar provision of state, local or foreign law.

         "AGREEMENT" shall mean this Stock Purchase Agreement, and all exhibits and schedules attached hereto, as the same may be amended from time to time in accordance with the provisions hereof.

         "AML" shall mean America's MoneyLine, Inc., a Virginia corporation.

         "APPLICABLE LAW" shall mean all applicable federal, state and local legal and regulatory requirements (including statutes, rules, regulations and ordinances) of each Governmental Authority, and all applicable judicial and administrative judgments, orders, stipulations, awards, writs and injunctions.

         "AUDITED CLOSING BALANCE SHEET" shall mean the audited balance sheet of the Company as of the close of business on the Closing Date, which shall be prepared by Purchaser in a manner consistent with the balance sheets included in the Financial Statements, and audited by one of the public accounting firms generally recognized as being among the five largest with national operations in the United States. If such firm is Deloitte & Touche, LLP, then the Audited Closing Balance Sheet shall be reviewed by Arthur Andersen, LLP in accordance with generally accepted auditing standards consistently applied. The parties agree that the Audited Closing Balance Sheet shall include, as an accrued expense or liability, an amount equal to the Retention Payments and related payroll tax liabilities and that Mortgage Loans shall be valued, for purposes of the Audited Closing Balance Sheet, at the lower of cost or fair market value in accordance with GAAP.

         "BALANCE SHEET DATE" shall mean the date agreed to by the parties as of which the Unaudited Closing Balance Sheet shall be prepared.

         "BORROWER" shall mean any Person who is or Persons who are obligated to the Company on account of a Mortgage Loan or Serviced Mortgage Loan.

         "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or other day on which the banks in New York, New York are authorized or obligated by law or executive order to be closed.

         "CLAIM" shall have the meaning assigned to it in SECTION 11.4.

         "CLOSING" shall have the meaning assigned to it in SECTION 3.1.


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         "CLOSING DATE" shall have the meaning assigned to it in SECTION 3.1.

         "CLOSING DATE ADJUSTED NET TANGIBLE BOOK VALUE" shall mean the Adjusted Net Tangible Book Value as of the Closing Date based on the Audited Closing Balance Sheet.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         "COMPANY" shall mean Saxon Capital, Inc., and shall include all Subsidiaries, except as the context suggests otherwise.

         "COMPANY STOCK" shall have the meaning assigned to it in the Recitals.

         "DISCLOSURE SCHEDULE" shall mean the Disclosure Schedule delivered by Seller and the Company attached hereto as EXHIBIT C. Any matter disclosed for any purpose in one section of the Disclosure Schedule shall be deemed disclosed with respect to such other sections of the Disclosure Schedule to the extent the item or its contents would reasonably be understood to apply to the information called for by such other sections of this Agreement or the Disclosure Schedule.

         "DRI" shall mean Dominion Resources, Inc., a Virginia corporation.

         "EMPLOYEE BENEFIT PLAN" shall mean any "employee benefit plan" as such term is defined in ERISA Section 3(3) and each other pension, profit sharing, retirement, bonus, deferred compensation, stock option, stock purchase, severance pay, insurance plan or other benefit arrangement for officers or employees, which currently is maintained, contributed to or legally obligated to be contributed to (i) by the Company or (ii) solely with respect to potential liability of the Company through any current or former ERISA Affiliate arising or continuing in respect of such plan under Section 302 or Title IV of ERISA or
Section 412 of the Code while such entity was an ERISA Affiliate, by such current or former ERISA Affiliate.

         "ENCUMBRANCES" shall mean any security interest, mortgage, pledge, option, charge, lien, encumbrance or proprietary right of any third Person, including preemptive rights, subscription rights or other similar rights.

         "ENFORCEABILITY EXCEPTIONS" shall have the meaning assigned to it in
SECTION 4.2.

         "ENVIRONMENTAL LAWS" shall mean any applicable federal, state, local or foreign law, regulation, treaty, order, decree, permit, authorization, policy, opinion or common law relating to (a) the protection, investigation or restoration of the environment, health and safety, or natural resources or exposure to any harmful or Hazardous Material, (b) the handling, use, presence, disposal, release or threatened release of any chemical substance or waste water or (c) noise, odor, wetlands, pollution or contamination or any injury or threat of injury to persons or property related to Hazardous Materials.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.


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         "ERISA AFFILIATE" shall mean any corporation which is a member of a controlled group of corporations with the Company within the meaning of Section 414(b) of the Code, a trade or business (including a sole proprietorship, partnership, trust, estate or corporation) which is under common control with the Company within the meaning of Section 414(c) of the Code or a member of an affiliated service group with the Company within the meaning of Section 414(m) or (o) of the Code.

         "EXCESS MORTGAGE LOANS" shall have the meaning assigned to it in
SECTION 10.9.

         "EXCLUDED ASSETS" shall have the meaning assigned to such term in the Residual Assignment and Services Agreement.

         "EXECUTIVES" shall mean Michael L. Sawyer, Robert Partlow and Dennis G. Stowe.

         "EXEMPT RESALES" shall have the meaning assigned to it in SECTION 6.12.

         "FBR" shall have the meaning assigned to it in SECTION 4.15.

         "FEBRUARY AMOUNT" shall have the meaning assigned to it in SECTION
10.9.

         "FINAL" shall have the meaning assigned to it in SECTION 9.3.

         "FINAL DETERMINATION" shall mean the last to occur of (a) a decision by a court of competent jurisdiction that is not subject to further judicial review, (b) the expiration of the statute of limitations on both the assessment and refund of Tax or (c) any other event that is a final and irrevocable determination of liability for Tax.

         "FINANCIAL STATEMENTS" shall have the meaning assigned to it in SECTION 4.7.

         "GAAP" shall mean generally accepted accounting principles, as in effect from time to time.

         "GOVERNMENTAL AUTHORITY" shall mean any federal, state or local court or tribunal, or administrative governmental or regulatory body, agency or authority, either within or outside of the United States.

         "HAZARDOUS MATERIAL" shall mean (a) any substance that is listed, classified or regulated in any concentration pursuant to any Environmental Law,
(b) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon, (c) any other substance which may be the subject of regulatory action by any Governmental Authority pursuant to any Environmental Law or (d) any substance, the presence of which causes or threatens to cause a nuisance, trespass or other tortious condition or poses a hazard to the health or safety of persons.

         "HIGH VALUE" shall have the meaning assigned to it in SECTION 2.3(c)(iii)(B).


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         "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

         "INCOME TAX" shall mean all Taxes based upon, measured by or calculated with respect to net income or profits.

         "INDEMNIFIED LITIGATION" shall mean any claim, action, suit, litigation, proceeding, arbitration or governmental or regulatory investigation against the Company set forth on EXHIBIT D.

         "INDEMNIFIED PURCHASER CLAIMS" shall have the meaning assigned to it in SECTIONS 11.1.

         "INDEMNIFIED PURCHASER PARTY" shall have the meaning assigned to it in
SECTION 11.1.

         "INDEMNIFIED SELLER CLAIMS" shall have the meaning assigned to it in
SECTION 11.2.

         "INDEMNIFIED SELLER PARTY" shall have the meaning assigned to it in
SECTION 11.2.

         "INDEMNITEE" shall have the meaning assigned to it in SECTION 11.4.

         "INDEMNITOR" shall have the meaning assigned to it in SECTION 11.4.

         "INTERCOMPANY DEBT" shall mean all indebtedness of the Company to Seller or any Affiliate of Seller.

         "INTERIM ADJUSTED NET TANGIBLE BOOK VALUE" shall mean the Adjusted Net Tangible Book Value as of the date of the Interim Closing Balance Sheet based on the Interim Closing Balance Sheet.

         "INTERIM CLOSING BALANCE SHEET" shall have the meaning assigned to it in SECTION 2.2.

         "INTERIM PURCHASE PRICE ADJUSTMENT" shall have the meaning assigned to it in SECTION 2.2.

         "INVESTOR" shall mean any owner, purchaser or beneficiary of a Mortgage Loan or Serviced Mortgage Loan and/or any proceeds of, or interest from, a Mortgage Loan or a Serviced Mortgage Loan.

         "INVESTOR AGREEMENT" shall mean an agreement or agreements (including all master commitments, pool purchase contracts and all exhibits, schedules and amendments thereto) between the Company and the relevant Investor relating to any Mortgage Loan(s) or Serviced Mortgage Loan(s).

         "IRS" shall mean the U.S. Internal Revenue Service.

         "KNOWLEDGE" shall mean, (i) when used with respect to the Seller, the actual knowledge of Charles Coudriet, Mark Mikuta, Lee Hollett (with respect to employee benefit matters only) and Frances Baker (with respect to Tax matters only) after such persons have reviewed the representations and warranties in this Agreement and have interviewed Michael Sawyer, Dennis


                                        5
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Stowe, Robert Partlow and Richard Shepherd with respect thereto, and (ii) when used with respect to the Company, the actual knowledge of Michael Sawyer, Dennis Stowe, Robert Partlow and Richard Shepherd.

         "LOSS REIMBURSEMENT AGREEMENTS" shall have the meaning assigned to it in Section 11.6.

         "LOSSES" shall have the meaning assigned to it in SECTION 11.1(a).

         "LOW VALUE" shall have the meaning assigned to it in SECTION 2.3(c)(iii)(A).

         "MATERIAL ADVERSE EFFECT" shall mean, with respect to the Company, a material adverse effect on its assets, properties, business, financial condition or operating results taken as whole, except for any effect resulting from general economic, regulatory or industry-wide conditions. "MATERIAL ADVERSE EFFECT" shall mean, with respect to Seller or Purchaser, a material adverse effect on its ability to consummate the transactions contemplated by, or otherwise perform its obligations under, this Agreement.

         "MATERIAL CONSENT" shall mean (a) each license, permit, consent, approval, order, certificate, authorization, declaration and filing of any Governmental Authority necessary for the lawful conduct of the Acquired Business (including any Governmental Authority regulating mortgage bankers, brokers, servicers or originators and their operations); and (b) each item described in
SECTION 4.5 of the Disclosure Schedule.

         "MATERIAL CONTRACTS" shall mean each material written contract set forth on EXHIBIT E.

         "MMSI" shall mean Meritech Mortgage Services, Inc., a Texas corporation.

         "MORTGAGE LOAN" shall mean each mortgage loan held for sale or investment and all associated reserves, owned by the Company. "MORTGAGE LOAN" shall also include any Serviced Mortgage Loan required to be purchased or repurchased by the Company pursuant to the applicable Investor Agreement and actually repurchased by the Company.

         "MULTIEMPLOYER PLAN" has the meaning set forth in ERISA Section 3(37).

         "NON-SECURITIZABLE LOANS" shall mean Mortgage Loans which are ineligible for securitization in accordance with the Company's securitization program as implemented through the Securitizations sponsored by the Company since January 1, 2000.

         "OFFERING" shall mean the private placement or an offering pursuant to Rule 144A promulgated under the Securities Act, each exempt from the registration requirements of the Securities Act, of the common stock of Purchaser.

         "OTHER TAXES" shall have the meaning assigned to it in SECTION 12.4(c).

         "PBGC" shall have the meaning assigned to it in SECTION 4.14(d).


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         "PENSION PLAN" is an Employee Benefit Plan that qualifies as an employee pension benefit plan under ERISA Section 3(2).

         "PERMITS" shall have the meaning assigned to it in SECTION 4.6.

         "PERMITTED ENCUMBRANCES" shall mean such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (i) encumbrances or liens created by this Agreement; (ii) mechanics', carriers', workmen's, warehousemen's, repairmen's or other like liens arising in the ordinary course of business; (iii) encumbrances or liens arising under original purchase price conditional sale contracts and equipment leases with third parties entered into in the ordinary course of business; (iv) encumbrances or liens for Taxes and other governmental obligations not yet due or being contested in good faith and fully reserved against on the books of the respective owner of the specific assets to which they relate; and (v) other liens, imperfections of title, restrictions or encumbrances, if any, which liens, imperfections of title, restrictions or encumbrances do not materially impair the value or continued use of the specific assets to which they relate by the respective owner thereof.

         "PERSON" shall mean any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "POST-CLOSING PERIOD" shall mean any Taxable period of the Company that begins on or after the Closing Date.

         "PRE-CLOSING PERIOD" shall mean any Taxable period of the Company that ends on or before the Closing Date.

         "PREMIUM" shall mean $5,000,000.

         "PROPRIETARY INFORMATION" shall mean any rights in or to any trade secrets, including know-how, inventions, designs, processes, works of authorship, computer programs (with the exception of commercially available software purchased and sold as such) and technical data and information used in the conduct of the Acquired Business as currently conducted and as conducted immediately prior to the Closing.

         "PROVIDING PARTY" shall have the meaning assigned to it in SECTION 6.2(b).

         "PURCHASE PRICE" shall have the meaning assigned to it in SECTION
2.1(a).

         "PURCHASE PRICE ADJUSTMENT" shall have the meaning assigned to it in
SECTION 2.3(a).

         "PURCHASE PRICE ADJUSTMENT STATEMENT" shall have the meaning assigned to it in SECTION 2.3(b).

         "PURCHASER" shall have the meaning assigned to it in the Recitals.


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         "RECEIVING PARTY" shall have the meaning assigned to it in SECTION
6.2(b).

         "RESIDUAL ASSIGNMENT AND SERVICES AGREEMENT" shall have the meaning assigned to it in SECTION 6.6.

         "RETENTION AMOUNT" shall have the meaning assigned to it in Section
10.9.

         "RETENTION NOTICE" shall have the meaning assigned to it in Section
10.9.

         "RETENTION PAYMENTS" shall mean the retention payments due under the Retention Agreements between the Company and those individuals listed on EXHIBIT B upon a "Change Event" as defined in such Retention Agreements.

         "SECTION 338(h)(10) ELECTION" shall mean an election described in
Section 338(h)(10) of the Code with respect to Seller's sale of the Company Stock to Purchaser pursuant to this Agreement. "SECTION 338(h)(10) ELECTION" shall include any corresponding election under any other relevant Tax Laws for which a separate election is permissible with respect to Purchaser's acquisition of the Company Stock from Seller under this Agreement.

         "SECTION 338 FORMS" shall mean all returns, documents, statements, and other forms that are required to be submitted to any federal, state, county, or other local Taxing Authority in connection with a Section 338(h)(10) Election. "SECTION 338 FORMS" shall include any "statement of section 338 election" and United States Internal Revenue Service Form 8023 (together with any schedules or attachments thereto) that are required pursuant to Treasury Regulations Section 1.338-1 or Treasury Regulations Section 1.338(h)(10)-1.

         "SECURITIZATIONS" shall mean each mortgage backed security as to which the Company is or at any time was the seller, depositor, master servicer, servicer, guarantor, credit support provider, sponsor or originator.

         "SELLER" shall have the meaning assigned to it in the Recitals.

         "SELLER'S OBJECTION NOTICE" shall have the meaning assigned to it in
SECTION 2.3(c)(i).

         "SERVICED MORTGAGE LOANS" shall mean all mortgage loans serviced by the Company.

         "SERVICING RIGHTS" shall mean the rights held by the Company pursuant to the Investor Agreements to service mortgage loans.

         "SHARES" shall have the meaning assigned to it in Section 6.12.

         "SMI" shall mean Saxon Mortgage, Inc., a Virginia corporation.

         "STRADDLE PERIOD" shall mean any Taxable period that begins before and ends after the Closing Date.

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         "SUBSIDIARY" shall mean SMI, AML and MMSI, as well as all other corporations, partnerships, joint ventures or other entities of which the Company owns, directly or indirectly, at least 50% of the outstanding securities or other interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body or otherwise exercise control over the management or policies of such entity and set forth on SECTION 4.1(c) of the Disclosure Schedule.

         "SUBSIDIARY STOCK" shall have the meaning assigned to it in SECTION 4.3(b).

         "SUPPLEMENTAL DISCLOSURE" shall have the meaning assigned to it in
SECTION 6.5.

         "TAX" shall mean all federal, state, local and foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs, duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto. "TAXES" and "TAXABLE" shall have correlative meanings.

         "TAX AUDIT" shall have the meaning assigned to it in SECTION 12.7(e).

         "TAXING AUTHORITY" shall mean any governmental authority, domestic or foreign, having jurisdiction over the assessment, determination, collection, or other imposition of Taxes.

         "TAX BENEFIT" shall mean any item of loss, deduction, credit or any other tax item which decreases Taxes paid or payable.

         "TAX LAWS" shall mean the Code, federal, state, county, local, or foreign laws relating to Taxes and any regulations or official administrative pronouncements released thereunder.

         "TAX RETURNS" shall mean all returns, declarations, reports, estimates and information returns and statements of any Person required to be filed or sent by or with respect to it in respect of any Taxes.

         "UNAFFILIATED FIRM" shall have the meaning assigned to it in SECTION 2.3(c)(ii).

         "UNAUDITED ADJUSTED NET TANGIBLE BOOK VALUE" shall have the meaning assigned to it in SECTION 2.1(b).

         "UNAUDITED CLOSING BALANCE SHEET" shall mean the unaudited balance sheet of the Company as of the close of business on the Balance Sheet Date, adjusted to reflect the effect of the pre-Closing transactions set forth on EXHIBIT A, prepared by the Company and Seller in accordance with GAAP and in a manner consistent with the balance sheets included in the Financial Statements. The parties agree that the Unaudited Closing Balance Sheet shall include, as an accrued expense or liability, an amount equal to the Retention Payments and that Mortgage Loans shall be valued, for purposes of the Unaudited Closing Balance Sheet, at the lower of cost or fair market value in accordance with GAAP.

         "WELFARE PLAN" is an Employee Benefit Plan that qualifies as an employee welfare benefit plan under ERISA Section 3(1).

SECTION 1.2.      ACCOUNTING TERMS.

         All accounting terms not otherwise defined herein shall have the respective meanings assigned to them in accordance with GAAP consistently applied.

SECTION 1.3.      INTERPRETATION.

         The headings preceding the text of Articles, Sections, subsections, Exhibits and Schedules included in this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the terms "including" or "include" shall, in all cases, mean "including, without limitation," and "include, without limitation," respectively. The use of the masculine, feminine or neuter gender herein shall, as applicable, also refer to the other genders. Except as the context otherwise requires, the use of the singular form of any term shall also refer to the plural, and vice versa. Unless the context otherwise requires, whenever the terms "hereto," "hereunder," "herein" or "hereof" are used in this Agreement, such terms shall be construed as referring to this Agreement and references to "Articles," "Sections," " subsections," "paragraphs," "subparagraphs," "clauses," "Schedules," "Exhibits" and "Recitals" shall be construed as referring to those of this Agreement.

                                   ARTICLE II.

                           PURCHASE PRICE AND PAYMENT

SECTION 2.1.      PURCHASE AND SALE OF COMPANY STOCK.

         (a) Upon the terms and subject to the conditions hereinafter set forth, on the Closing Date, Seller shall sell, convey, assign, transfer and deliver to Purchaser, and Purchaser shall purchase, accept and acquire from Seller, all of the Company Stock for a purchase price in cash as determined pursuant to SECTION 2.1(b), as such amount may be adjusted pursuant to SECTION
2.2 and SECTION 2.3 (the "Purchase Price"). The Purchase Price payable at the Closing shall be paid by Purchaser in cash, by wire transfer of immediately available funds denominated in U.S. dollars in accordance with the written instructions of Seller.

         (b)      The Purchase Price payable at the Closing shall be equal to
(i) the Unaudited Adjusted Net Tangible Book Value plus (ii) the Premium. For purposes of this Agreement, "Unaudited Adjusted Net Tangible Book Value" shall mean the Adjusted Net Tangible Book Value as of the Balance Sheet Date.

         (c) Seller and the Company shall prepare and deliver to Purchaser the Unaudited Closing Balance Sheet at least five (5) Business Days before the Closing. Based on the Unaudited Closing Balance Sheet, Purchaser and Seller shall calculate and agree upon the Unaudited Adjusted Net Tangible Book Value. Upon Purchaser's request, Seller shall make available to Purchaser and Purchaser's representatives, prior to the Closing, such workpapers and records as Purchaser shall reasonably request to verify any information presented in the Unaudited Closing Date Balance Sheet.

SECTION 2.2       INTERIM ADJUSTMENT TO PURCHASE PRICE.

         (a) Following the Closing, Seller, Purchaser and the Company shall make such adjustments to the Unaudited Closing Balance Sheet as Seller, Purchaser and the Company then believe are necessary or desirable based on the operating results of the Company during the period of time between the preparation of the Unaudited Closing Balance Sheet and the Closing (the Unaudited Closing Balance Sheet as adjusted by the Purchaser pursuant to this
Section 2.2 is referred to herein as the "Interim Closing Balance Sheet.") The parties shall agree upon the Interim Closing Balance Sheet by the tenth Business Day following the Closing.

         (b) The Purchase Price shall be adjusted after the Closing Date to reflect any difference between the Unaudited Adjusted Net Tangible Book Value and the Interim Adjusted Net Tangible Book Value (the "Interim Purchase Price Adjustment"). If the Interim Adjusted Net Tangible Book Value is greater than the Unaudited Adjusted Net Tangible Book Value, the Purchase Price shall be increased by an amount equal to the amount by which the Interim Adjusted Net Tangible Book Value exceeds the Unaudited Adjusted Net Tangible Book Value. If the Interim Adjusted Net Tangible Book Value is less than the Unaudited Adjusted Net Tangible Book Value, the Purchase Price shall be decreased by an amount equal to the amount by which the Unaudited Adjusted Net Tangible Book Value exceeds the Interim Adjusted Net Tangible Book Value.

         (c)      (i)      The Interim Purchase Price Adjustment, if any, shall
be payable by Purchaser or Seller, as the case may be, within ten (10) Business Days after the Interim Closing Balance Sheet is delivered by Purchaser to Seller. The Interim Purchase Price Adjustment shall bear interest at an annual rate of seven and a half percent (7.5%) during the period from Closing through the tenth Business Day after the Interim Closing Balance Sheet is agreed upon by the parties. Any portion of the Interim Purchase Price Adjustment that is not paid by the tenth (10) Business Day after the Interim Closing Balance Sheet as agreed upon by the parties shall bear interest at an annual rate of ten percent (10%) from the day following the tenth Business Day after the Interim Closing Balance Sheet is delivered by Purchaser to Seller until the day the Purchase Price Adjustment is paid in full.

                  (ii) Any amount owed pursuant to (i) above shall be paid in cash, by wire transfer of immediately available funds denominated in U.S. dollars in accordance with the written instructions of the party entitled to receive such amount.

                  (iii)    Any amount owed by a party pursuant to this Section
2.2 may be set-off against any amount to be paid to such party pursuant to
Section 10.9.

SECTION 2.3.      ADJUSTMENT TO PURCHASE PRICE.

         (a) The Purchase Price shall be adjusted after the Interim Purchase Price Adjustment to reflect any difference between the Interim Adjusted Net Tangible Book Value and the Closing Date Adjusted Net Tangible Book Value (the "Purchase Price Adjustment"). If the Closing Date

Adjusted Net Tangible Book Value is greater than the Interim Adjusted Net Tangible Book Value, the Purchase Price shall be increased by an amount equal to the amount by which the Closing Date Adjusted Net Tangible Book Value exceeds the Interim Adjusted Net Tangible Book Value. If the Closing Date Adjusted Net Tangible Book Value is less than the Interim Adjusted Net Tangible Book Value, the Purchase Price shall be decreased by an amount equal to the amount by which the Interim Adjusted Net Tangible Book Value exceeds the Closing Date Adjusted Net Tangible Book Value.

         (b) On or before the date which is ninety (90) days after the Closing Date, Purchaser shall deliver to Seller the Audited Closing Balance Sheet (together with the notes thereto and the related report of independent public accountants). Concurrently with its delivery of the Audited Closing Balance Sheet to Seller, Purchaser shall deliver to Seller a statement (the "Purchase Price Adjustment Statement") setting forth the amount of any Purchase Price Adjustment. The fees, expenses and costs associated with the preparation of the Audited Closing Balance Sheet shall be paid by Seller.

         (c)      (i)      Within fifteen (15) Business Days of Seller's receipt
of the Purchase Price Adjustment Statement, Seller shall inform Purchaser in writing that either the Purchase Price Adjustment is acceptable or object to the Purchase Price Adjustment setting forth in reasonable detail the basis for such objection and Seller's calculation of the Purchase Price Adjustment, if any ("Seller's Objection Notice"). Any item from the Audited Closing Balance Sheet and the Purchase Price Adjustment Statement not expressly objected to in reasonable detail in Seller's Objection Notice shall be deemed to have been accepted by Seller in all respects and become final and binding on Seller. If Seller fails to deliver Seller's Objection Notice within such fifteen (15) Business Day period, Seller shall be deemed to have accepted the Audited Closing Balance Sheet and Purchase Price Adjustment Statement in all respects, and they shall become final and binding on Seller. Purchaser shall provide Seller's accountants with reasonable access to all personnel, books, accounting records and other material of the Company as Seller reasonably deems relevant to determining whether or not to accept the Purchase Price Adjustment. If Seller so requests, Purchaser shall request Deloitte & Touche, LLP to make its audit workpapers with respect to the Audited Closing Balance Sheet available to Seller's accountants.

                  (ii) If Seller objects as provided in (i) above and if Purchaser does not agree with Seller's objections, if any (it being agreed that the failure of Purchaser to deliver written notice to Seller of Purchaser's disagreement with any item of Seller's Objection Notice within fifteen (15) Business Days of Purchaser's receipt of Seller's Objection Notice shall be deemed acceptance by Purchaser in all respects and such item shall become final and binding on Purchaser), or such objections are not resolved on a mutually agreeable basis within fifteen (15) Business Days after Purchaser's receipt of Seller's Objection Notice, any such disagreement shall be promptly submitted to a mutually acceptable accounting firm that has performed no services since January 1, 1998 for FBR, Seller, Purchaser, the Company or any of their respective Affiliates (the "Unaffiliated Firm"). The parties shall promptly submit to the Unaffiliated Firm all information reasonably requested by the Unaffiliated Firm to enable it to resolve the remaining objection(s) set forth in Seller's Objection Notice. The Unaffiliated Firm shall resolve in writing within thirty (30) days after its engagement by the parties the differences regarding the

Audited Closing Balance Sheet and Purchase Price Adjustment Statement in accordance with GAAP and this Agreement; PROVIDED, HOWEVER, that in no event may the Closing Date Adjusted Net Tangible Book Value be an amount less than the amount proposed by Purchaser or greater than the amount proposed by Seller.

                  The Unaffiliated Firm's determination of the Purchase Price Adjustment shall be deemed final and binding on Seller and Purchaser.

                  (iii) The fees, expenses and costs of the Unaffiliated Firm incurred in connection with this SECTION 2.3 shall be paid as follows:

                           (A)      if the Unaffiliated Firm resolves all
remaining objections in favor of Purchaser's determination of the Closing Date Adjusted Net Tangible Book Value (the "Low Value"), Seller will be responsible for all of the fees, expenses and costs of the Unaffiliated Firm;

                           (B)      if the Unaffiliated Firm resolves all
remaining objections in favor of Seller's determination of the Closing Date Adjusted Net Tangible Book Value (the "High Value"), Purchaser will be responsible for all of the fees, expenses and costs of the Unaffiliated Firm;

                           (C)      if the Unaffiliated Firm resolves some of
the remaining objections in favor of Purchaser and the other remaining objections in favor of Seller (Closing Date Adjusted Net Tangible Book Value so determined is referred to as the "Actual Value"), Seller will be responsible for that fraction of the fees, expenses and costs of the Unaffiliated Firm equal to
(x) the difference between the High Value and the Actual Value divided by (y) the difference between the High Value and the Low Value, and Purchaser will be responsible for the remainder of the fees, expenses and costs of the Unaffiliated Firm.

         (d)      (i)      The Purchase Price Adjustment, if any, shall be
payable by Purchaser or Seller, as the case may be, within ten (10) Business Days after the final determination of the Purchase Price Adjustment as provided above. The Purchase Price Adjustment shall bear interest at an annual rate of seven and a half percent (7.5%) from the day the parties agree upon the Interim Closing Balance Sheet through the tenth (10th) Business Day after the final determination of the Purchase Price Adjustment. Any portion of the Purchase Price Adjustment that is not paid by the tenth (10) Business Days after the final determination of the Purchase Price Adjustment shall bear interest at an annual rate of ten percent (10%) from the day following the tenth Business Day after the final determination of the Purchase Price Adjustment until the day the Purchase Price Adjustment is paid in full.

                  (ii) Any amount owed pursuant to (i) above shall be paid in cash, by wire transfer of immediately available funds denominated in U.S. dollars in accordance with the written instructions of the party entitled to receive such amount.

                                  ARTICLE III.

                                     CLOSING


SECTION 3.1.      THE CLOSING.

         The consummation of the transactions provided for in this Agreement (the "Closing") shall take place at the offices of Purchaser's counsel, Gibson, Dunn & Crutcher LLP, 1050 Connecticut Avenue, N.W., Washington, D.C. 20036, at 10:00 a.m., local time: (a) on such date which is not more than two (2) Business Days after the satisfaction or waiver of the last of the conditions required to be satisfied or waived pursuant to ARTICLES IX and X; or (b) at such other place, time or date as the parties shall agree upon in writing. The date on which the Closing occurs is referred to herein as the "Closing Date."

SECTION 3.2.      SELLER'S AND THE COMPANY'S DELIVERIES.

         At the Closing, Seller and/or the Company, as applicable, shall deliver to Purchaser the following:

         (a) Certificates evidencing the Company Stock registered in the name of Seller, duly endorsed by Seller for transfer or accompanied by stock powers duly executed by Seller.

         (b) All of the stock books, stock ledgers and minute books of the Company.

         (c) An opinion of counsel to Seller, in substantially the form attached hereto as EXHIBIT 3.2.

         (d) Certified copies of resolutions, duly adopted by the Boards of Directors of Seller and the Company, which shall be in full force and effect at the time of the Closing, authorizing the execution, delivery and performance by Seller and the Company, respectively, of this Agreement and any agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby.

         (e)      The officers' certificates referred to in SECTIONS 10.1(d) and
(e).

         (f) Letters of resignation, dated as of the Closing Date, from each director of the Company and each Subsidiary, and all officers not retained under executive employment agreements with Purchaser on a post-Closing basis.

         (g) The promissory notes evidencing all Intercompany Debt marked "canceled."

         (h) Evidence that the intellectual property set forth in SECTION 3.2(h) of the Disclosure Schedule has been transferred from Seller to the Company or SMI.

         (i) Such other documents as are reasonably required to be delivered by Seller or the Company to effectuate the transfer of the Company Stock to Purchaser.

SECTION 3.3.      PURCHASER'S DELIVERIES.

         At the Closing, Purchaser shall deliver or cause to be delivered to Seller the following:

         (a)      The Purchase Price, pursuant to SECTION 2.1.

         (b) Certified copies of resolutions, duly adopted by the Board of Directors of Purchaser, which shall be in full force and effect at the time of the Closing, authorizing the execution, delivery and performance by Purchaser of this Agreement and any agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby.

         (c)      The officer's certificate referred to in SECTION 9.1(c).

         (d) An opinion of counsel to Purchaser, in substantially the form attached hereto as EXHIBIT 3.3.

         (e) Reimbursement of (i) the filing fee paid by Seller under the HSR Act and (ii) fifty percent (50%) of the fees and expenses of Jolson Merchant Partners.

         (f) Such other documents as are reasonably required to be delivered by Purchaser to effectuate the transfer of the Company Stock to Purchaser.

SECTION 3.4.      FURTHER ASSURANCES.

         After the Closing, each of Seller, the Company and Purchaser shall use reasonable efforts from time to time to execute and deliver at the request of any other party to this Agreement such additional documents and instruments as may be reasonably required to carry out the intent of this Agreement and the transactions contemplated hereby, including Seller providing whatever documents or other evidence of title as may be reasonably requested by Purchaser to confirm Purchaser's ownership of the Company Stock.

                                   ARTICLE IV.

            REPRESENTATIONS AND WARRANTIES OF SELLER AND THE COMPANY

         In order to induce Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, Seller and the Company jointly and severally represent and warrant to Purchaser as follows:

SECTION 4.1.      ORGANIZATION.

         (a) Each of Seller and the Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to own, lease and operate its respective properties and to carry on its respective operations as and where now being conducted.

         (b) Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to own, lease and operate its respective properties and to carry on its respective operations as and where now being conducted.

         (c) The Company has previously made available to Purchaser complete and correct copies of the Company's and the Subsidiaries' Certificates or Articles of Incorporation (as applicable), By-laws and other organizational documents (as applicable), each as currently in effect, all stock issuance and transfer records of the Company and the Subsidiaries and any and all written records in Seller's or the Company's possession reflecting the minutes of the Boards of Directors or similar governing body (and all committees thereof) and the stockholders of each of the Company and the Subsidiaries. Neither the Company nor any Subsidiary has any direct or indirect equity interest in or control of any Person, except for the Company's ownership of the Subsidiaries. Neither the Company nor any Subsidiary is a party to any joint venture with any other Person.

SECTION 4.2.      AUTHORIZATION.

         Each of Seller and the Company has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All corporate actions and proceedings necessary to be taken by or on the part of Seller and the Company in connection with the execution and delivery of this Agreement and the transactions contemplated hereby have been duly and validly authorized by the respective Boards of Directors of Seller and the Company and no other corporate proceedings or stockholder approvals on the part of Seller, any Affiliate of Seller or the Company, are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Seller and the Company and constitutes the legal, valid and binding obligation of each of Seller and the Company, enforceable against it in accordance with and subject to its terms, except that (a) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally, and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought (clauses (a) and (b) hereinafter collectively referred to as the "Enforceability Exceptions").

SECTION 4.3.      CAPITAL STOCK.

         (a) The authorized capital stock of the Company consists of 5,000 shares of Common Stock, $1.00 par value, of which 100 shares are issued and outstanding. All of the shares of the Company Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. No other class of capital stock of the Company is authorized, issued or outstanding. There are no outstanding securities convertible into, exchangeable for, or carrying the right to acquire, equity or other securities of the Company, nor are there any subscriptions, warrants, options, rights, contracts, commitments or other arrangements of any character (other than this Agreement) calling for the issuance, sale, delivery or transfer of, or which could obligate the Company to issue, sell, deliver or transfer, any share of capital stock or any equity or other securities of the Company.

         (b) The number of authorized shares of the capital stock of each Subsidiary and the number of such shares which are issued and outstanding are correctly stated in the stock books and records of each respective Subsidiary, and all of such shares are owned by the Company. All of the issued and outstanding shares of the capital stock of each Subsidiary (the "Subsidiary Stock") have been duly authorized and validly issued and are fully paid, non-assessable and free of preemptive rights. No other class of capital stock of any Subsidiary is authorized, issued or outstanding. There are no outstanding securities convertible into, exchangeable for, or carrying the right to acquire, equity or other securities of any Subsidiary, nor are there any subscriptions, warrants, options, rights, contracts, commitments or other arrangements of any character calling for the issuance, sale, delivery or transfer of, or which could obligate any Subsidiary to issue, sell, deliver or transfer, any share of capital stock or any equity or other securities of such Subsidiary.

SECTION 4.4.      OWNERSHIP OF THE CAPITAL STOCK.

         (a) Seller is the owner, beneficially and of record, of all of the shares of the Company Stock. Seller has good title to the Company Stock, free and clear of all Encumbrances. At the Closing, upon payment of the Purchase Price, Purchaser shall obtain good title to the Company Stock, free and clear of all Encumbrances, except those that may arise by reason of action or inaction by Purchaser.

         (b) The Company is the owner, beneficially and of record, of all of the Subsidiary Stock. The Company has good title to the Subsidiary Stock, free and clear of all Encumbrances.

SECTION 4.5.      CONSENTS AND APPROVALS; NO VIOLATIONS.

         Except for the applicable requirements of the HSR Act or as set forth on SECTION 4.5 of the Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation by Seller and the Company of the transactions contemplated hereby or the continued lawful operation of the Acquired Business immediately after the Closing in the same manner as it was conducted immediately prior to the Closing will (a) violate, conflict with or result in any breach of any provision of the Certificate or Articles of Incorporation (as applicable), By-laws or other organizational documents (as applicable) of Seller, the Company or any Subsidiary, (b) require any filing by the Seller with, or the obtaining by the Seller of, any permit, license, authorization, declaration, application, transfer, consent or approval of, any Governmental Authority, (c) violate, conflict with or result in a default (or any event that, with notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration under, any terms, conditions or provisions of any material note, mortgage, other evidence of indebtedness, guarantee, license, agreement, lease, Permit, Material Contract or other contract, instrument or obligation to which Seller or, to the Knowledge of Seller, the Company is a party or by which Seller or, to the Knowledge of Seller, the Company, or any of their respective assets, may be bound except for such violations, conflicts, defaults or rights of termination, cancellation or acceleration as would not, individually or in the aggregate, have a Material Adverse Effect, (d) result in the creation or imposition of any material Encumbrance upon the assets of the Company other than Permitted Encumbrances, or give to any Person any interest or right in any of the material assets or business of the Company, or (e) violate any law, order, injunction, decree, statute, rule or regulation of any Governmental Authority in any material respect.

SECTION 4.6.      LICENSES AND PERMITS; COMPLIANCE WITH LAWS.

         The Company has obtained, and as of the date of this Agreement holds, all licenses, permits, consents, approvals, orders, certificates, authorizations, declarations and filings of all Governmental Authorities necessary for the lawful conduct of the Acquired Business as conducted on the date of Closing (including any Governmental Authority regulating mortgage bankers, brokers, servicers or originators and their operations) (collectively, "Permits"). All Permits are listed on SECTION 4.6(a) of the Disclosure Schedule. Except as set forth on SECTION 4.6(a) of the Disclosure Schedule, the Company is in compliance in all material respects with the terms of the Permits. Except as set forth on SECTION 4.6(a) of the Disclosure Schedule, none of the Permits is subject to any restriction or condition which would limit in any material respect the operations of the Acquired Business as presently conducted. Except as set forth on SECTION 4.6(a) of the Disclosure Schedule, there is not pending or, to the Knowledge of Seller or the Knowledge of the Company, threatened any action by or before any Governmental Authority to revoke, cancel, rescind or modify in any material respect any Permit (other than proceedings to amend rules of general applicability) or to refuse to renew any Permit. The Company's businesses have not been since January 1, 1997 and are not now being conducted in violation of any Applicable Laws, except for violations or possible violations which do not and, insofar as reasonably can be foreseen in the future, would not be expected to have a Material Adverse Effect. There are no investigations or reviews pending or, to the Knowledge of Seller or the Knowledge of the Company, threatened by any Governmental Authority with respect to the Company, nor has any Governmental Authority indicated an intention to conduct the same. Except as set forth on SECTION 4.6(a) of the Disclosure Schedule, the Company has not received any notice to the effect that the Company is not in compliance with any Applicable Law.

         No representation or warranty is made in this SECTION 4.6 with respect to Environmental Laws, which are covered in SECTION 4.12 below.

SECTION 4.7.      FINANCIAL STATEMENTS.

         (a) The Company's audited consolidated balance sheets as of December 31, 1999 and December 31, 2000 and the Company's unaudited consolidated balance sheet as of March 31, 2001, (b) the Company's audited consolidated statements of operations for the years ended December 31, 1999 and December 31, 2000 and the Company's unaudited consolidated statement of operations for the three-month period ended March 31, 2001, and (c) the Company's audited consolidated statements of cash flows for the years ended December 31, 1999 and December 31, 2000 and the Company's unaudited consolidated statement of cash flows for the three-month period ended March 31, 2001, are referred to herein collectively as the "Financial Statements". The Financial Statements present fairly, in all material respects, the financial position of the Company as of the respective dates thereof, and the results of operations of the

Company for the respective periods indicated therein, all in conformity with GAAP, consistently applied, except for footnote disclosures and normal period-end adjustments in accordance with GAAP.

SECTION 4.8.      ABSENCE OF MATERIAL ADVERSE OR OTHER CHANGES.

         Except as set forth in SECTION 4.8 of the Disclosure Schedule, since March 31, 2001, the Company has conducted its business in all material respects in the ordinary course and consistent with past practices, and there has not been any:

         (a) to the Knowledge of Seller, change in the condition (financial or otherwise), business, results of operations, net worth, assets, properties, or operations of the Company that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect;

         (b) issuance or redemption, or authorization for issuance or redemption, of any equity security, bond, note or other security of the Company, nor has the Company granted, or entered into, any commitment or obligation to issue or sell any such equity security, bond, note or other security of the Company, whether pursuant to any offer, underwriting agreement, stock option agreement, stock bonus agreement, stock purchase plan, shareholders' agreement, incentive compensation plan, warrant, call, conversion right or otherwise, other than securities issued in the ordinary course of business in connection with the Company's securitization program;

         (c) incurrence of any (i) obligation or liability (fixed, contingent or otherwise) in an amount in excess of $400,000, except (A) in the ordinary course of business consistent with past practices and pursuant to Material Contracts, warehouse and credit facility agreements, Investor Agreements, and Securitizations of which copies have been made available to Purchaser, (B) obligations arising under contracts, licenses or permits and other commitments disclosed in the Disclosure Schedule (and under contracts, licenses or permits and other commitments which are not required to be disclosed in the Disclosure Schedule), (C) liabilities disclosed in the Disclosure Schedule and (D) liabilities which would have been disclosed in the Disclosure Schedule with respect to another representation or warranty, but which were not disclosed because the terms of such representation or warranty do not require such disclosure, or (ii) additional debt for borrowed money in an amount in excess of $400,000, except in the ordinary course of business consistent with past practices and pursuant to Material Contracts, warehouse and credit facility agreements, Investor Agreements, and Securitizations, nor has the Company sold any Mortgage Loans with recourse, other than customary representations, warranties and remedies for the breach thereof;

         (d) material mortgage, pledge or subjection to an Encumbrance, except in the ordinary course of business consistent with past practices and pursuant to Material Contracts, warehouse and credit facility agreements, Investor Agreements, and Securitizations of which copies have been made available to Purchaser, and Permitted Encumbrances, of any assets or properties of the Company;

         (e) to the Knowledge of Seller, amendment or termination of a Material Contract;

         (f) to the Knowledge of Seller, expenditure or commitment for the purchase, acquisition, construction or improvement of a capital asset, except for expenditures or commitments made in the ordinary course of business consistent with past practices and not, individually or in the aggregate, in excess of $400,000;

         (g) to the Knowledge of Seller, sale, assignment, transfer or conveyance of any Proprietary Information;

         (h)      change in the directors or Executives of the Company;

         (i) entrance into any agreement, plan or commitment to do any of the foregoing.

SECTION 4.9.      LITIGATION.

         Except as set forth in SECTION 4.9 of the Disclosure Schedule: (a) there is no action, suit, condemnation, litigation proceeding, arbitration or governmental or regulatory investigation pending or, to the Knowledge of Seller, threatened against Seller or to the Knowledge of Seller threatened against the Company (or any Affiliate of Seller arising out of the business of the Company) or any of their properties or assets by any Person or by or before any Governmental Authority, other than suits brought by Borrowers in which the claimed amount does not exceed $200,000 individually; (b) there is no outstanding judgment, order, writ, injunction, fine, citation, award, decree or other judgment of any nature of any court, Governmental Authority or arbitration tribunal against Seller or the Company (or any Affiliate of Seller arising out of the business of the Company), or their respective businesses or assets; and
(c) no other written claim by any third party arising out of the Acquired Business seeking material damages has been asserted and is outstanding against Seller, any Affiliate of the Seller other than the Company, or to the Knowledge of Seller, the Company, which if decided adversely would have a Material Adverse Effect with respect to the Company.

SECTION 4.10.     TAXES.

         Except as set forth in SECTION 4.10 of the Disclosure Schedule:

         (a) DRI or Seller has (i) filed or caused to be filed on a timely basis with the appropriate taxing authorities all material Tax Returns required to be filed by or with respect to the Company (including any income Tax Return required to be filed by any Affiliated Group with respect to which the Company was a member), and (ii) paid or made adequate provision on the financial statements of the Company for the payment of all Taxes owed by the Company for each taxable period ending prior to the date hereof and made all deposits required by law to be made with respect to such Taxes. The Company will not accrue a liability for Taxes after the end of each taxable period ending prior to the date hereof other than a liability for Taxes accrued in the ordinary course of business or Taxes relating to the transaction contemplated by this Agreement. To the Knowledge of Seller or the Knowledge of the Company, all such Tax Returns are true, correct and complete in all material respects.

         (b)      (i)      There are no liens for Taxes with respect to the
assets of the Company except for statutory liens for current Taxes not yet delinquent and no claims with respect to

Taxes are being asserted by any Taxing Authority in writing, which individually or in the aggregate would have a Material Adverse Effect;

                  (ii) All deficiencies asserted in writing with respect to the Company as a result of any examinations by the IRS or any other Taxing Authority have been paid and fully settled;

                  (iii) None of the Tax Returns applicable to the Company is currently being audited or examined or, to the Knowledge of Seller or the Knowledge of the Company, threatened to be audited or examined, by any Taxing Authority;

                  (iv) No adjustment to any Tax Return applicable to the Company has been proposed to Seller or the Company formally or informally by any Taxing Authority; and

                  (v) There is no unpaid tax deficiency, determination or assessment currently outstanding against the Company.

         (c)      (i)      Neither the Company nor Seller, nor any of their
Affiliates, has taken any action that would require an adjustment, with respect to the Company, pursuant to Section 481 or Section 263A of the Code or any comparable provision under state or foreign Tax Laws, by reason of a change in accounting method or otherwise;

                  (ii) Neither the Company nor Seller, nor any of their Affiliates, has filed a consent under Section 341(f)(1) of the Code or agreed to have the provisions of Section 341(f)(2) of the Code apply to the Company upon any disposition of "subsection (f) assets" as such term is defined in Section 341(f)(4) of the Code;

                  (iii) No consents waiving or extending any applicable statutes of limitations for the Tax Returns of the Company, or any Taxes required to be paid thereunder, have been filed;

                  (iv) Seller has made available to Purchaser complete and correct copies of all audit reports and statements of deficiencies in Seller's possession or control with respect to any Tax assessed against or agreed to by the Company (or by Seller on behalf of the Company), for the three most recent taxable periods for which such audit reports and statements of deficiencies have been received by the Company, Seller or DRI;

                  (v) Seller has delivered or will upon request deliver to Purchaser pro forma copies of the United States Income Tax Returns of the Company for the years ended in 1997, 1998, 1999 and 2000, such copies shall be consistent with and conform to he complete and correct United stated Federal Income Tax Returns of DRI, for the years ended in 1997, 1998, 1999 and 2000; Seller has made available to Purchaser complete, current and correct copies of all state, local and foreign Tax Returns filed by the Company, or by Seller or DRI on behalf of the Company, for the three most recent taxable years for which such Tax Returns have been filed immediately preceding the date of this Agreement, and other than with respect to Taxes shown on such Tax Returns, the Company is not subject to any Tax imposed on net income in any jurisdiction or by any Taxing Authority; in the case of any state for which the Company files on a consolidated, combined or unitary basis, Seller shall provide pro forma returns consistent with and in conformity to the consolidated, combined or unitary Tax Return;

                  (vi) The Company is not a party to or bound by any Tax sharing, Tax indemnity or Tax allocation agreement or other similar agreement; as of and following the Closing Date, other than Article XII of this Agreement, the Company shall not be bound by or subject to any Tax sharing, Tax indemnity or Tax allocation agreements or other similar agreements;

                  (vii) None of the assets of the Company (A) are property that the Company is required to treat as being owned by any other person pursuant to the so-called "safe harbor lease" provisions of former Section 168(f)(8) of the Code, (B) directly or indirectly secure any debt the interest on which is tax exempt under Section 103(a) of the Code or (C) are "tax-exempt use property" within the meaning of Section 168(h) of the Code;

                  (viii) Neither Seller nor the Company nor any Affiliate of Seller has taken any action after December 31, 2000 that is not in accordance with past practices that could defer a liability for Taxes of the Company from any taxable period ending on or before the Closing Date to any taxable period ending after the Closing Date;

                  (ix) Any related party transactions conducted by Seller, any Affiliate of Seller and the Company and other subsidiaries of DRI have been on an arms-length basis in accordance with Section 482 of the Code;

                  (x) The Company is not, nor has it been, a "reporting corporation" subject to the information reporting and record maintenance requirements of Section 6038A of the Code;

                  (xi) The Company has not executed or entered into any closing agreement pursuant to Section 7121 of the Code, or any predecessor provisions thereof or any similar provision of state or other law; and

                  (xii) DRI has disclosed on its federal income tax return any material "reportable transaction" related to the Company that it was required to disclose pursuant to Section 6011 of the Code and the regulations promulgated thereunder.

SECTION 4.11.     MATERIAL CONTRACTS.

         Each Material Contract is valid, binding and enforceable against the Company in accordance with its terms and neither the Company nor, to the Knowledge of Seller or the Knowledge of the Company, any other party thereto is in default in any material respect under any of the Material Contracts.

SECTION 4.12.     ENVIRONMENTAL MATTERS.

         Except as set forth in SECTION 4.12 of the Disclosure Schedule:

         (a) Neither Seller nor the Company nor any other Person, during the Company's ownership, tenancy or occupancy has engaged in or permitted any operation or activity at or upon, or any use or occupancy of, any present property of the Company for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, reclaiming, recycling, dumping or disposal (whether legal or illegal, accidental or intentional, integral or incidental to the operations at the affected site) of any Hazardous Materials on, under, in or from any such property, or transported any Hazardous Materials to, from or across any such property except for ordinary and necessary quantities of cleaning, pest control, maintenance and office supplies used, stored and disposed of in compliance in all material respects with the Environmental Laws and building materials maintained in compliance in all material respects with the Environmental Laws. No Hazardous Materials currently are produced, incorporated in any construction on, deposited, stored or otherwise located on, under, in or about any present property of the Company except in compliance in all material respects with the Environmental Laws.

         (b) No Hazardous Materials have migrated or are threatening to migrate from any present property of the Company upon or beneath other properties, and no Hazardous Materials have migrated or are threatening to migrate from other properties upon, about or beneath any present property of the Company for which the Company or an owner or an operator of such property is liable under the Environmental Laws.

         (c) All present property of the Company and all current and past activities thereon during the Company's ownership, tenancy or occupancy of such property, including the use, maintenance and operation of all present property of the Company, all activities and conduct of business related thereto, and the Company, currently comply and at all times during the Company's ownership, tenancy or occupancy of any present property of the Company have complied in all material respects with all Environmental Laws.

         (d) Neither Seller nor the Company has received notice of any alleged violation of any Environmental Law or liability for any release of any Hazardous Substance in connection with the present business or present properties of the Company, and there exists no writ, injunction, decree, order or judgment outstanding, nor has the Seller or the Company received notice of any lawsuit, proceeding, citation, summons or Governmental Authority investigation relating to any present property of the Company. The Company has made available to Purchaser copies of all environmental audits, studies or documents in its possession or under its control relating to the Company or any of the Company's properties.

SECTION 4.13.     TRANSACTIONS WITH OFFICERS, DIRECTORS AND EMPLOYEES.

         Except as set forth in SECTION 4.13 of the Disclosure Schedule and other than as contemplated by this Agreement, to the Knowledge of Seller, except for accrued but unpaid salary and employee benefits, there are no amounts owing from the Company to any officer, director or employee of the Company or any member of the immediate family of any such officer, director or employee, nor are there any amounts owing from any of such persons to the Company, other than advances in the ordinary course of business consistent with past practices and residential mortgage loans made in accordance with the Company's underwriting guidelines.

SECTION 4.14.     EMPLOYEE BENEFITS PLANS.

         Except as otherwise provided in SECTION 4.14 of the Disclosure
Schedule:

         (a) Seller has made available to Purchaser copies of all Employee Benefit Plans currently covering employees or directors of the Company or pursuant to which former employees or directors of the Company are entitled to current or future benefits as a result of their employment or by performance of services for the Company. Seller has also made available to Purchaser true, complete and correct copies of (i) the two most recent annual reports on the Form 5500 with respect to each such Employee Benefit Plan (if any such report was required), (ii) the most recent summary plan description for each such Employee Benefit Plan for which such summary plan description is required and
(iii) each trust agreement and group annuity contract related to any such Employee Benefit Plan;

         (b) The Company and each ERISA Affiliate has performed its obligations in all material respects under each Employee Benefit Plan; each Employee Benefit Plan and each trust or other funding medium, if any, established in connection therewith has at all times been established, maintained and operated in all material respects in compliance with its terms and the requirements prescribed by applicable law, including ERISA and the Code;

         (c) With respect to those Pension Plans that are intended to be qualified under Section 401(a) of the Code, either (i) such Pension Plans have been the subject of determination letters from the IRS to the effect that such Pension Plans are qualified and exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor to the Knowledge of the Company or any ERISA Affiliate, has any event occurred since the date of its most recent determination letter or application therefor that would adversely affect its qualification, (ii) timely applications for such determination letters are now pending and the Company and each ERISA Affiliate is not aware of any reason why such Pension Plan is not so qualified, or (iii) the time provided under Section 401(b) of the Code and regulations or IRS pronouncements thereunder for making retroactive amendments relating back to the effective dates of such Pension Plans will not expire before the date that is ninety (90) days after the Closing Date;

         (d) With respect to each Pension Plan, the Company (i) has not incurred, nor does it or the Seller reasonably expect the Company to incur, any liability to the Pension Plan with respect to Section 412 of the Code or to the Pension Benefit Guaranty Corporation ("PBGC") in connection with any Pension Plan, including, without limitation, any liability under Section 4069 of ERISA or any penalty imposed under Section 4071 of ERISA, or (ii) has not ceased operations at any facility or withdrawn from any Pension Plan in a manner which could subject it to liability under Section 4062, 4063 or 4064 of ERISA, or
(iii) does not (along with the Seller) know of any facts or circumstances that might give rise to any liability of the Company to the Pension Plan or to the PBGC under Title IV of ERISA that could reasonably be anticipated to result in any claims being made against the Company by the PBGC subsequent to the Closing Date, which, in the case of (i), (ii) or (iii) would have a Material Adverse Effect on the Company;

         (e) The Company has not incurred nor does it or the Seller reasonably expect the Company to incur any liability arising from or with respect to any Multiemployer Plan or any defined benefit plan as defined in section 3(35) of ERISA. No Employee Benefit Plan (assuming such term is modified solely for this section to cover programs not currently in existence) has been terminated and has caused any liability to the Company;

         (f) There are no suits, actions, disputes, claims (other than routine claims for benefits), arbitrations, administrative or other proceedings pending or, to the Knowledge of Seller or the Knowledge of the Company, threatened, anticipated or expected to be asserted with respect to any Employee Benefit Plan maintained, contributed to or legally obligated to be contributed to by the Company or any related trust or other funding medium thereunder or with respect to the Company, as the sponsor or fiduciary thereof or with respect to any other fiduciary thereof, that could result in any liability to the Company;

         (g) No Employee Benefit Plan maintained, contributed to or legally obligated to be contributed to by the Company or any related trust or other funding medium thereunder or any fiduciary thereof is, to the Knowledge of Seller or the Knowledge of the Company, the subject of an audit, investigation or examination by any governmental or quasi-governmental agency, that could result in any liability to the Company;

         (h)      (i)      No "reportable event" (as such term is used in
Section 4043 of ERISA), "accumulated funding deficiency" (as such terms is used in Section 412 or 4971 of the Code or Section 302 of ERISA), application for or receipt of a waiver from the IRS of any minimum funding requirement under
Section 412 of the Code or "prohibited transaction" (as such term is used in Section 4975 of the Code and/or Section 406 of ERISA and other than a transaction that is exempt under a statutory or administrative exemption), has occurred with respect to any Employee Benefit Plan that could result in any liability to the Company; and

                  (ii) Neither the Company nor an ERISA Affiliate has any commitment, intention or understanding to create, terminate or adopt any Employee Benefit Plan that would result in any additional liability to the Company;

         (i) All contributions required to be made under the terms of any Employee Benefit Plan maintained, contributed to or legally obligated to be contributed to by the Company as of the date hereof have been timely made;

         (j) The execution of, and performance of the transactions contemplated by, this Agreement will not (either along with or upon the occurrence of any additional or subsequent events) constitute an event under any Employee Benefit Plan maintained, contributed to or legally obligated to be contributed to by the Company or agreement that will or may reasonably be expected to result in (i) any payment by the Company (whether severance pay or otherwise except Change of Control Payments to the extent provided under the related Retention Agreements), acceleration, vesting or (ii) increase in benefits causing in each case additional liability to the Company, with respect to any employee, former employee or director of the Company, whether or not any such payment would be an "excess parachute payment" (within the meaning of Section 280G of the Code);

         (k) The Company is not required to maintain or contribute to any Employee Benefit Plan by the law or applicable custom or rule of any jurisdiction outside of the United States;

         (l) The Company and the ERISA Affiliates are not, nor do they expect to be, subject to (i) a security interest pursuant to Section 412(f) of the Code or (ii) a lien pursuant to Section 412(n) of the Code or Section 4068 or 302(f) of ERISA;

         (m) The Company does not maintain or contribute to any Employee Benefit Plan which is a "group health plan" (as such term is defined in Section 5000(b)(1) of the Code) that has not been administered and operated in all respects in substantial compliance with the applicable requirements of Section 601 of ERISA and Section 4980B(b) of the Code, and the Company is not subject to any liability, including without limitation, additional contributions, fines, penalties or loss of tax deduction as a result of such administration and operation; and

         (n) The Company has not incurred, nor does it or the Seller reasonably expect the Company to incur, any liability for any tax imposed under Sections 4971 through 4980B of the Code or civil liability under Section 502(i) or (1) of ERISA.

SECTION 4.15.     CERTAIN FEES.

         Except for the engagement of Friedman, Billings, Ramsey & Co., Inc. ("FBR"), the fees and expenses of which shall be the responsibility of Seller to the extent provided in the applicable signed engagement letter, and Jolson Merchant Partners, the fees and expenses of which shall be the responsibility of the Company (provided that, at the Closing, the Purchaser shall reimburse the Seller for fifty percent (50%) of the fees and expenses of Jolson Merchant Partners), neither Seller nor the Company has employed any financial advisor or finder or incurred any liability for any financial advisory or finders' or brokers' fees in connection with this Agreement or the transactions contemplated hereby.

SECTION 4.16.     MORTGAGE LOANS IN WAREHOUSE.

         The total unpaid principal balance of Non-securitizable Loans does not exceed $30,000,000.


                                   ARTICLE V.

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser hereby represents and warrants to Seller as follows:

SECTION 5.1.      CORPORATE STATUS.

         Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its respective properties and to carry on its respective operations as and where now being conducted. Purchaser is duly licensed or qualified to do business in each jurisdiction in which the property or assets owned, leased or operated by it or the nature of the business conducted by it makes such licensing or qualification necessary, except in any such jurisdictions where the failure to be so duly licensed or qualified, individually or in the aggregate, would not have a Material Adverse Effect.

SECTION 5.2.      CORPORATE AUTHORITY.

         Purchaser has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All corporate actions and proceedings necessary to be taken by or on the part of Purchaser in connection with the execution and delivery of this Agreement and the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Purchaser, and no other corporate proceedings or stockholder approvals on the part of Purchaser are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser, enforceable against it in accordance with and subject to its terms, except for the Enforceability Exceptions.

SECTION 5.3.      CONSENTS AND APPROVALS; NO VIOLATIONS.

         Except for the applicable requirements of the HSR Act, neither the execution and delivery of this Agreement nor the consummation by Purchaser of the transactions contemplated hereby will (a) violate, conflict with or result in any breach of any provision of the Certificate of Incorporation or By-laws of Purchaser, (b) require any filing by the Purchaser with, or the obtaining by the Purchaser of, any permit, license, authorization, declaration, application, transfer, consent or approval of, any Governmental Authority, other than filings required as a result of the change in control of the Company, (c) violate, conflict with or result in a default (or any event that, with notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration under, any terms, conditions or provisions of any note, mortgage, other evidence of indebtedness, guarantee, license, agreement, lease or other contract or instrument or obligation to which Purchaser is a party or by which Purchaser or any of its assets, may be bound except for such violations, conflicts, defaults or rights of termination, cancellation or acceleration as would not, individually or in the aggregate, have a Material Adverse Effect, (d) result in the creation or imposition of any material Encumbrance upon the assets of the Purchaser other than Permitted Encumbrances, or (e) violate any law, order, injunction, decree, statute, rule or regulation of any Governmental Authority applicable to Purchaser in any material respect.

SECTION 5.4.      LITIGATION.

         There is no action, suit, condemnation, litigation proceeding, arbitration or governmental or regulatory investigation pending or, to the knowledge of Purchaser, threatened against Purchaser or any of its properties or assets by any Person or by or before any Governmental Authority which challenges the validity of this Agreement or which could reasonably be expected to prevent or delay the consummation of the transactions contemplated hereby.

SECTION 5.5.      CERTAIN FEES.

         Except for the engagement of FBR, the fees and expenses of which shall be the responsibility of Seller to the extent provided in the applicable signed engagement letter between FBR and Seller, and Jolson Merchant Partners, the fees and expenses of which shall be the responsibility of the Company (provided that, at the Closing, Purchaser shall reimburse Seller for fifty percent (50%) of the fees and expenses of Jolson Merchant Partners), Purchaser has not employed any financial advisor or finder or incurred any liability for any financial advisory or finders' or brokers' fees in connection with this Agreement or the transactions contemplated hereby.

SECTION 5.6.      INVESTMENT REPRESENTATION.

         Purchaser represents that it is acquiring the Company Stock for its own account for investment and not with a view to the distribution thereof, except with respect to any sale or distribution pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, or for which an exemption from registration under such Act is or hereafter becomes available.


                                   ARTICLE VI.

                                    COVENANTS

SECTION 6.1.      CONDUCT OF THE ACQUIRED BUSINESS.

         (a) Seller agrees that, during the period from the date of this Agreement to the Closing, except as otherwise contemplated by this Agreement or consented to by Purchaser, which consent will not unreasonably be withheld or delayed, (i) Seller shall direct the Company to perform and/or comply with its obligations under this Agreement, including, without limitation, the covenants set forth in this Article VI and (ii) Seller shall not cause the Company to take any action that would prevent the Company from performing and/or complying with its obligations under this Agreement.

         (b) The Company shall conduct its business in the ordinary course consistent with past practice, preserve its relationships with customers, suppliers and others with whom the Company deals and to keep available the services of its current officers and retain key employees; and

         (b) The Company shall not take or agree in writing or otherwise to take any action which would make any of the representations or warranties made by Seller in SECTION 4.8 of this Agreement untrue or incorrect as of the Closing Date. From the date hereof through the Closing Date, the Company (x) shall confer on a regular and frequent basis with Purchaser with respect to the Acquired Business and the Company's operations and other matters relevant to the transactions contemplated hereby, (y) shall promptly advise Purchaser, orally or in writing, of any change or event, including any complaint, investigation or hearing by any Governmental Authority (or communication indicating the same may be contemplated) or the institution or threat of litigation of which the Company acquires Knowledge, having or which, to the Company's Knowledge, could have a Material Adverse Effect or a material adverse effect on the Company's ability to consummate the transactions contemplated hereby and (z) shall not, without the prior written approval of Purchaser, make or commit to make any capital expenditure, individually or in the aggregate, in excess of $400,000 or any other expenditure, individually or in the aggregate, in excess of $400,000 that is outside of the ordinary and usual course of the Company's business.

SECTION 6.2.      ACCESS TO INFORMATION.

         (a) Between the date of this Agreement and the Closing, the Company shall: (i) give Purchaser and its authorized representatives reasonable access to all employees, consultants, books, records, offices and other facilities and properties of the Company as Purchaser may reasonably request;
(ii) permit Purchaser to make such inspections thereof as Purchaser may reasonably request; and (iii) cause the officers of the Company to furnish Purchaser with such financial and operating data and other information with respect to the business and properties of the Company as Purchaser may from time to time reasonably request; PROVIDED, that any such investigation shall be conducted after reasonable notice during normal business hours, under the supervision of the Company's personnel and in such a manner as to maintain the confidentiality of this Agreement and the transactions contemplated hereby and not interfere unreasonably with the business operations of the Company. No investigation by Purchaser shall modify any of the representations, warranties or covenants contained herein.

         (b) Purchaser, Seller, the Company and their respective Affiliates, consultants, agents and advisors (each a "Receiving Party") shall treat confidentially all information in whatever form maintained or communicated, whether documentary, computerized or otherwise, pertaining to the other party (the "Providing Party") that is provided to a Receiving Party in connection with the transactions contemplated by this Agreement, except for portions of such information that (i) become generally available to the public other than as a result of disclosure by the Receiving Party, (ii) were available to the Receiving Party on a non-confidential basis prior to disclosure in connection with the transactions contemplated by this Agreement, (iii) become available to the Receiving Party on a non-confidential basis from a source other than the Providing Party, not as a result of a violation of a confidentiality agreement by that source or (iv) were developed independently by the Receiving Party without reference to the information provided by the Providing Party. This
Section 6.2(b) shall survive the first to occur of the Closing or the termination of this Agreement in accordance with its terms.

SECTION 6.3.      CONSENTS.

         Each of the Company and Purchaser shall cooperate, and use its commercially reasonable efforts, to make all filings and obtain all Material Consents. With respect to any agreements for which any required consent or approval is not obtained prior to the Closing, the Company and Purchaser shall each use their commercially reasonable efforts to obtain any such consent or approval after the Closing Date until such consent or approval has been obtained and the Company shall provide Purchaser with the same benefits arising under such agreements, including performance by the Company as agent, if legally and commercially feasible.

SECTION 6.4.      COMMERCIALLY REASONABLE EFFORTS.

         Each of the Company, Seller and Purchaser shall cooperate, and use its commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper, or advisable under Applicable Laws to consummate the transactions contemplated by this Agreement. Each of the Company and Purchaser further covenants and agrees, with respect to a threatened or pending preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order that would adversely affect the ability of the parties hereto to consummate the transactions contemplated hereby, to use all commercially reasonable efforts to prevent or lift the entry, enactment or promulgation thereof, as the case may be.

SECTION 6.5.      UPDATES TO DISCLOSURE SCHEDULE.

         During the period from the date of this Agreement until the Closing or the termination of this Agreement in accordance with its terms, if any event, condition, fact or circumstance of which the Company is aware that is required to be disclosed pursuant to this Agreement requires any change in the Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming such Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Company shall promptly after becoming so aware deliver to Purchaser an update to such Disclosure Schedule specifying such change ("Supplemental Disclosure"). No Supplemental Disclosure shall be deemed to supplement or amend the Disclosure Schedule attached hereto for purposes of determining whether any of the conditions set forth in ARTICLE IX or X has been satisfied.

SECTION 6.6.      RESIDUAL ASSIGNMENT AND SERVICES AGREEMENT.

         At or prior to the Closing, Seller, SMI and MMSI and the other parties shall enter into the Residual Assignment and Services Agreement, in substantially the form attached hereto as EXHIBIT 6.6 (the "Residual Assignment and Services Agreement"), which shall provide, among other things, that the Company shall assign to Seller or designated subsidiaries of Seller, and Seller shall take from the Company, the Excluded Assets, and Seller shall provide certain indemnifications relating to certain Serviced Mortgage Loans, and such other matters as are set forth in the Residual Assignment and Services Agreement.

SECTION 6.7.      NO SOLICITATION BY SELLER.

         Upon and after execution of this Agreement, until the Closing or this Agreement has been terminated in accordance with its terms, neither Seller nor any of its Affiliate, nor any directors, officers, employees, representatives or agents of the foregoing, shall (a) execute or otherwise enter into any agreement, letter or undertaking of any kind whatsoever with respect to any acquisition, lease or purchase of all or a substantial portion of the assets of, or any equity interest in (including, without limitation, any sale of all or a portion of the Company Stock) the Company or any Subsidiary or any business combination involving the Company or any Subsidiary (an "Acquisition Transaction"), other than as contemplated by this Agreement, or (b) solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations concerning, an Acquisition Transaction; provided that this covenant shall terminate if Closing has not occurred by July 15, 2001. Seller will immediately notify Purchaser and FBR orally and in writing if any such inquiries or proposals are received

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by, and such information is requested from, or any such negotiations or discussions are sought to be initiated with, Seller or any of its Affiliates provided that this covenant shall terminate if the Closing has not occurred by July 15, 2001.

SECTION 6.8.      MONTHLY REPORTS.

         During the period from the date of this Agreement until the Closing or the termination of this Agreement in accordance with its terms, within ten (10) days after the end of each month (commencing with the month ending May 31, 2001), the Company shall provide to Purchaser (i) the unaudited consolidated balance sheet of the Company and the related unaudited consolidated statement of income and unaudited consolidated statement of cash flows for such month and for the elapsed portion of the fiscal year ended as of the last day of such month, in each case setting forth comparative figures for the corresponding month in the prior year and (ii) reports on the performance of the Company's servicing portfolio.

SECTION 6.9       NON-SOLICITATION OF EMPLOYEES.

         During the period from the Closing until the third anniversary of the Closing, neither Seller nor any Affiliate of Seller shall, either directly or indirectly, for itself or on behalf of or in conjunction with any other Person, solicit, hire or divert for employment any Person who is an officer or managerial employee of the Company.

SECTION 6.10      COMPLIANCE PROGRAM.

         Purchaser agrees that until the third anniversary of the Closing, it shall cause the Company to maintain the Company's legal compliance program in substantially the form as such program exists as of the Closing.

SECTION 6.11      MAINTENANCE OF INSURANCE.

         During the period from the date of this Agreement until the Closing or the termination of this Agreement in accordance with its terms, Seller shall maintain all policies of insurance coverage maintained by Seller or any Affiliate of Seller which cover the Company as of the date of this Agreement, and Seller shall cause the Company to maintain all policies of insurance coverage maintained by the Company as of the date of this Agreement. None of Seller, any Affiliate of Seller, or the Company will agree to modify or cancel any of such policies prior to the Closing unless such policies are replaced with substantially similar policies.

SECTION 6.12      RULE 144A COVENANTS OF SELLER.

         Seller agrees that prior to the Closing:

         (a) neither Seller nor any affiliate (as defined in Rule 501(b) of Regulation D) of Seller (other than the Company and its subsidiaries) will solicit any offer to buy or offer or sell shares of the Purchaser's common stock, par value $0.01 per share (the "Shares") by means of any form of general solicitation or general advertising (within the meaning of Regulation D) or engage in any directed selling efforts (as defined in Rule 902 of Regulation S);

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         (b)      neither Seller nor any affiliate (as defined in Rule 501(b) of
Regulation D) of Seller (other than the Company and its subsidiaries) will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) the offering of which security will be integrated with the sale of the Shares in a manner which would require the registration under the Securities Act of the sale to FBR or Persons to whom FBR may resell such Shares in transactions that are exempt from the registration requirements of the Securities Act ("Exempt Resales").

         (c) Seller will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Shares; and

         (d) except as permitted by the Securities Act, Seller will not distribute any offering materials in connection with Exempt Resales.



                                  ARTICLE VII.

                                 RELATED MATTERS

SECTION 7.1.      COOPERATION; RECORD RETENTION.

         Seller agrees to deliver to Purchaser at or as soon as practicable after the Closing all books and records of the Company or of Seller to the extent relating exclusively to the Company and copies of Seller's records to the extent reasonably but not exclusively related to the Company (including correspondence, memoranda, books of account, Tax records and returns (in the case of consolidated federal Tax returns, consolidated, combined or unitary state returns and any related records of Seller, Seller shall provide pro forma Tax returns for the Company that shall be consistent with and conform to the complete and correct federal Tax returns, consolidated, combined or unitary state returns of Seller), personnel and payroll records and the like). Seller shall not be obligated to deliver to Purchaser its consolidated Tax returns or related records not related to the Company (or copies thereof). All information or records relating to the Company which are not delivered to Purchaser pursuant hereto will be preserved by Seller for a period of at least five (5) years following the Closing and Seller will permit Purchaser and their authorized representatives to have reasonable access to, and examine and make copies of, in each case, during normal business hours, all such information or records as reasonably requested by Purchaser (other than consolidated Tax returns or related records not related to the Company which Purchaser shall have no right to examine). All books and records delivered by Seller or the Company to Purchaser will be preserved by Purchaser for a period of at least five (5) years following the Closing and Purchaser will permit Seller and its authorized representatives to have reasonable access to, and examine and make copies of, in each case, during normal business hours, all such books and records as reasonably requested by Seller.

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SECTION 7.2.      INSURANCE.

         Effective 11:59 p.m. on the Closing Date, all insurance provided to the Company through DRI shall cease. Purchaser shall be responsible for self-insuring or obtaining insurance coverage for the Company, at Purchaser's expense, from and on the Closing Date.

SECTION 7.3.      WELFARE PLANS.

         (a) As of the closing, (i) Seller or the appropriate ERISA Affiliate shall terminate its sponsorship of any Welfare Plan that covers only employees of the Company and their dependents, and (ii) the Company, with the prior consent of Purchaser, shall accept sponsorship of any such Welfare Plan; provided, however, that the actions described in (i) and (ii) are conditioned on: (iii) the prior agreement of any third party insurer and/or administrator to continue its coverage and/or services after the closing, or (iv) the prior agreement of a non-incumbent third party insurer and/or administrator acceptable to both Seller and Purchaser to provide coverage and/or services after the closing. Seller, the Company and the appropriate ERISA Affiliate shall use commercially reasonable efforts to facilitate the agreement of the parties described in Section 7.3(a)(iii) to continue their coverage and/or services after the closing.

         (b) If Purchaser causes the Company to sponsor a 401(k) plan after the closing, Seller shall use commercially reasonable efforts to cause the person with the appropriate authority under the 401(k) plan sponsored by Seller or the appropriate ERISA Affiliate (the "Seller Plan") covering employees of the Company and their dependents to effect a transfer of assets and liabilities of the Seller Plan attributable to all participants and beneficiaries associated with the Company to the Company's new 401(k) plan; provided, however, that (i) such transfer must be requested in writing by Purchaser; (ii) such transfer must include all the assets and liabilities that are attributable to all of the participants and beneficiaries associated with the Company, as determined by the sponsor of the Seller Plan; (iii) such transfer must be performed in accordance with Sections 414(l) and 411(d)(6) of the Code and other applicable laws and regulations, including but not limited to ERISA and federal securities laws; and
(iv) if required by the sponsor of the Seller Plan, the employer stock allocated to the participant accounts being transferred from the Seller Plan will be transferred and held in the form of such stock under the Company's plan until and unless a participant elects otherwise with regard to the stock allocated to that participant's account under the Company's plan.

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                                  ARTICLE VIII.

                                    RESERVED

                                   ARTICLE IX.

                 CONDITIONS TO THE OBLIGATION OF SELLER TO CLOSE

         The obligation of Seller to consummate the transaction contemplated by
SECTION 2.1(a) is subject to the fulfillment of the following conditions by Purchaser prior to or on the Closing Date:

SECTION 9.1.      REPRESENTATIONS, WARRANTIES AND COVENANTS.

         (a)      The representations and warranties of Purchaser contained in
ARTICLE V shall have been true and correct as of the date when made and shall be deemed to be made again on and as of the Closing Date, and any representation and warranty that is not qualified as to materiality shall then be true and correct in all material respects and all other representations and warranties shall then be true and correct, except, in both cases, to the extent changes are permitted or contemplated pursuant to this Agreement;

         (b) Purchaser shall have performed and complied in all material respects with the covenants and agreements required by this Agreement to be performed or complied with by it prior to or at the Closing Date; and

         (c) Purchaser shall have furnished Seller with a certificate dated the Closing Date and duly executed by an officer of Purchaser authorized on behalf of Purchaser to give such a certificate, to the effect that the conditions set forth in subsections (a) and (b) of this SECTION 9.1 have been satisfied.

SECTION 9.2.      PROCEEDINGS.

         None of Purchaser, Seller or the Company shall be subject to any restraining order or injunction restraining or prohibiting the consummation of the transactions contemplated hereby.

SECTION 9.3.      REGULATORY CONSENTS.

         All Regulatory Consents shall have become Final, except where the failure to have any such Regulatory Consent become Final prior to the Closing shall not have a Material Adverse Effect with respect to Seller. For purposes of this Agreement, "Final" shall mean (a) action by the applicable Governmental Authority (including action duly taken by such agency's staff, pursuant to delegated authority), which shall not have been reversed, stayed, enjoined, set aside, annulled or suspended; (b) with respect to which no timely request for stay, petition for rehearing, appeal or certiorari or SUA SPONTE action of the applicable Governmental Authority with comparable effect shall be pending; and
(c) as to which the time for filing any such request, petition, appeal, certiorari or for the taking of any such SUA SPONTE action by such Governmental Authority shall have expired.

SECTION 9.4.      DELIVERIES.

         Seller and the Company shall have received the items to be delivered by Purchaser pursuant to SECTIONS 3.3(a) through (f), inclusive.

SECTION 9.5       FRUSTRATION OF CLOSING CONDITIONS.

         Seller may not rely on the failure of any conditions set forth in this
ARTICLE IX to be satisfied if such failure was caused by Seller's or the Company's failure to act in good faith or to comply with SECTION 6.4.


                                   ARTICLE X.

               CONDITIONS TO THE OBLIGATION OF PURCHASER TO CLOSE

         The obligation of Purchaser to consummate the transaction contemplated by SECTION 2.1(a) is subject to the fulfillment of the following conditions prior to or on the Closing Date:

SECTION 10.1.     REPRESENTATIONS, WARRANTIES AND COVENANTS.

         (a) The representations and warranties of Seller and the Company contained in ARTICLE IV shall have been true and correct as of the date when made and shall be deemed to be made again on and as of the Closing Date and any representation and warranty that is not qualified as to materiality shall then be true and correct in all material respects, and all other representations and warranties shall then be true and correct, except, in both cases, to the extent that (i) such representations and warranties speak as of the date hereof or as of another specific date, in which case they shall be deemed to have been made again on and as of the Closing Date but speaking only as of the date hereof or such other specific date, as the case may be, and (ii) changes are permitted or contemplated pursuant to this Agreement;

         (b) Seller and the Company shall have performed and complied in all material respects with the covenants and agreements required by this Agreement to be performed or complied with by each of them prior to or on the Closing Date;

         (c) Since March 31, 2001, there shall not have occurred a Material Adverse Effect with respect to the Company;

         (d) Seller shall have furnished Purchaser with a certificate, dated the Closing Date and duly executed by an officer of Seller authorized to give such a certificate, to the effect that the conditions set forth in subsections (a) and (b) of this SECTION 10.1 but only with respect to Seller have been satisfied; and

         (e) The Company shall have furnished Purchaser with a certificate, dated the Closing Date and duly executed by an officer of the Company authorized to give such a certificate, to the effect that the conditions set forth in subsections (a) and (b) of this SECTION 10.1 with respect to the Company have been satisfied.

SECTION 10.2.     PROCEEDINGS.

         None of Purchaser, Seller or the Company shall be subject to any restraining order or injunction restraining or prohibiting the consummation of the transactions contemplated hereby.

SECTION 10.3.     MATERIAL CONSENTS.

         All Material Consents shall have been granted and, in the case of any Material Consent of a Governmental Authority, shall have become Final.

SECTION 10.4.     DELIVERIES.

         Purchaser shall have received the items to be delivered by Seller and the Company pursuant to SECTIONS 3.2(a) through (i), inclusive.

SECTION 10.5.     EXTINGUISHMENT OF INTERCOMPANY DEBT.

         Seller and the Company shall have taken all actions necessary so that, upon completion of the Closing, all Intercompany Debt shall be extinguished and cease to be outstanding as indebtedness of the Company.

SECTION 10.6.     WAREHOUSING FACILITIES; REPURCHASE FACILITIES.

         The Company shall have received either (a) written consents from the Company's lenders to continue all current warehousing facilities and repurchase facilities with the Company or (b) new warehousing facilities and repurchase facilities in such amount and on such terms as to enable the Company to continue the Acquired Business in all material respects immediately following the Closing in the same manner as the Acquired Business was conducted on the date hereof.

SECTION 10.7.     FINANCING OF PURCHASE PRICE OBTAINED.

         The Offering shall have been consummated on terms reasonably acceptable to Purchaser and shall have resulted in net proceeds to Purchaser of at least $275 million.

SECTION 10.8      TRANSFER OF EXCLUDED ASSETS.

         The Excluded Assets shall have been transferred as provided in SECTION 6.6.

SECTION 10.9      OUTSTANDING BALANCE OF MORTGAGE LOANS.

         (a) If the outstanding principal balance of Mortgage Loans reflected on the Unaudited Closing Balance Sheet is not equal in amount to at least ninety-nine percent (99%) of the balance reflected on the February 28, 2001 unaudited consolidated balance sheet of the Company, the "February Amount"), the Seller and the Purchaser agree to renegotiate the amount of the Premium.

         (b) If the outstanding principal balance of Mortgage Loans exceeds one hundred one percent (101%) of the balance reflected on the February 28, 2001 unaudited consolidated balance sheet of the Company, the "February Amount"), Purchaser shall during the five Business Days following the Closing, send notice (the "Retention Notice") to the Seller of the amount (the "Retention Amount") the Purchaser would pay the Seller in order to retain the amount of Mortgage Loans in excess of 101% of the February Amount. The Mortgage Loans in excess of 101% of the February Amount to be retained by Purchaser, or repurchased by Seller pursuant to Section 10.9(c), shall be determined using a last-in, first-out methodology and are referred to herein as the "Excess Mortgage Loans." The Retention Amount shall be equal to the fair market value of the Excess Mortgage Loans less the net book value of the Excess Mortgage Loans (including capitalized origination costs). The fair market value of the Excess Loans shall be determined by the Purchaser using the methodology customarily used by the Company to determine the correspondent bulk purchase price for mortgage loans purchased from the Company's "best bulk" customers. Upon the Seller's request, the Purchaser shall review with the Seller the assumptions used by the Purchaser is determining the Retention Amount. Within three Business Days of receipt of the Retention Notice, the Seller shall notify the Purchaser of its acceptance or rejection of the Retention Amount proposed by the Purchaser in the Retention Notice. If the Seller accepts the Retention Amount set forth in the Retention Notice, the Purchaser shall pay the Retention Amount to the Seller in cash, by wire transfer of immediately available funds denominated in U.S. dollars in accordance with the Seller's written instructions. Such payment shall be due on the date the Interim Purchase Price Adjustment, if any, would be due and payable.

         (c) Any Excess Mortgage Loans that the Purchaser does not retain pursuant to the Retention Notice shall be repurchased by the Seller from the Purchaser at a purchase price equal to the net book value of such Mortgage Loans used in calculating the Purchase Price. The purchase price for the Mortgage Loans repurchased by the Seller pursuant to this Section 10.9(c) shall be paid by the Seller to the Purchaser in cash, by wire transfer of immediately available funds denominated in U.S. dollars in accordance with the Purchaser's written instructions. Such payment shall be due on the date the Interim Purchase Price Adjustment, if any, would be due and payable.

SECTION 10.10     COMPLETION OF RECONCILEMENT PROCESS.

         The Company shall have completed, in all material respects, the reconcilement process for principal and interest servicing advances through May 31, 2001 and shall have completed, in all material respects, the implementation of a system that will enable the Company to reconcile principal and interest servicing advances on at least a monthly basis.

SECTION 10.11     FRUSTRATION OF CLOSING CONDITIONS.

         Purchaser may not rely on the failure of any conditions set forth in this ARTICLE X to be satisfied if such failure was caused by Purchaser's failure to act in good faith.

                                   ARTICLE XI.

                                 INDEMNIFICATION

SECTION 11.1.     BY SELLER.

         If the Closing occurs and subject to the limitations of SECTIONS 11.5 and 11.6, Seller will indemnify and hold harmless Purchaser and any present or former director, shareholder, employee or officer of Purchaser or any of its Affiliates, including the Company (an "Indemnified Purchaser Party"), from and against the following (referred to herein as the "Indemnified Purchaser Claims"):

         (a) Any and all damages, losses, liabilities, costs and expenses (including any interest, penalties, fines, reasonable attorneys' fees and costs and expenses incurred in the defense or settlement of any claims) ("Losses") incurred or suffered by any Indemnified Purchaser Party arising out of or related to:

                  (i) any Intercompany Debt, the Indemnified Litigation and any breach of any representation or warranty of Seller contained in SECTIONS 4.1, 4.2, 4.3, 4.4 or 4.10;

                  (ii) the matter described in SECTION 11.1(a)(ii) to the Disclosure Schedule;

                  (iii) any breach of a representation or warranty of Seller or the Company contained in this Agreement, other than those described in SECTION 11.1(a)(i) OR (v);

                  (iv) any breach or nonfulfillment of any agreement or covenant to be performed by Seller after the Closing pursuant to this Agreement; or

                  (v) any breach of any representation or warranty of Seller contained in SECTION 4.6.

         (b) Any and all actions, suits, claims, proceedings, demands, assessments, judgments, costs and other expenses (including reasonable attorneys' fees and disbursements) incident to the enforcement of this SECTION 11.1.

 SECTION 11.2.    BY PURCHASER.

         If the Closing occurs and subject to the limitations of SECTIONS 11.5 and 11.6, Purchaser will indemnify and hold harmless Seller and any present or former director, shareholder, employee or officer of Seller or any of its Affiliates (an "Indemnified Seller Party") from and against the following (referred to herein as the "Indemnified Seller Claims"):

         (a) Any and all Losses incurred or suffered by any Indemnified Seller Party arising out of or related to:

                  (i) any breach of a representation or warranty of Purchaser contained in SECTIONS 5.1, 5.2, 5.3 and 5.6;

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

                  (ii) any breach of a representation or warranty of Purchaser contained in this Agreement, other than those described in
         SECTION 11.2(a)(i); or

                  (iii) any breach or nonfulfillment of any agreement or covenant to be performed by Purchaser or the Company after the Closing Date pursuant to this Agreement

         (b) Any and all actions, suits, claims, proceedings, demands, assessments, judgments, costs and other expenses (including reasonable attorneys' fees and disbursements) incident to the enforcement of this SECTION 11.2.

SECTION 11.3.     ENTITLEMENT TO INDEMNIFICATION; EXCLUSIVITY.

         (a) Except as otherwise provided herein, each Purchaser Indemnified Party or Seller Indemnified Party, as the case may be, shall be entitled to indemnity under SECTION 11.1 or 11.2, as applicable, for any and all claims as to which notice is given pursuant to SECTION 11.4 during the applicable period set forth in SECTION 11.5. The termination of the representations and warranties contained in this Agreement shall not affect the rights of any Purchaser Indemnified Party or Seller Indemnified Party, as applicable, to prosecute to conclusion any claim resulting from any breach of a representation or warranty as to which notice is given pursuant to SECTION 11.4 prior to the termination of such representation or warranty.

         (b) Except as provided in ARTICLE XII, the indemnification provided in this ARTICLE XI shall be the sole and exclusive remedy of any Indemnified Seller Party or Indemnified Purchaser Party in respect of the matters addressed in SECTIONS 11.1 and 11.2, respectively. The indemnification provisions of ARTICLE XII shall govern all claims by the parties for breaches of this Agreement except with respect to breaches based upon fraud, as to which the parties shall have, in addition to the indemnification provisions of Article XI, all of their rights and remedies at law.

SECTION 11.4.     NOTICE AND DEFENSE OF THIRD PARTY CLAIMS.

         The obligations of a party from whom indemnification is sought (the "Indemnitor") to indemnify the party seeking indemnification (the "Indemnitee") under SECTION 11.1 or 11.2 hereof, as the case may be, with respect to Losses resulting from the assertion of liability by third parties (a "Claim"), will be subject to the following terms and conditions:

         (a) Any party against whom any Claim is asserted will give the Indemnitor written notice of any such Claim promptly after learning of such Claim, and the Indemnitor may at its option undertake the defense thereof by representatives of its own choosing, who shall be reasonably satisfactory to the Indemnitee. Failure to give prompt notice of a Claim hereunder shall not affect an Indemnitor's obligations under this ARTICLE XI, except to the extent (and only to the extent) the Indemnitor is materially prejudiced by such failure to give prompt notice. If an Indemnitor, within thirty (30) days after notice of any such Claim, or such shorter period as is reasonably required, fails to assume the defense of such Claim, or does not continue to defend the Claim in good faith, the Indemnitee against whom such claim has been made will (upon further notice to the Indemnitor) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk, and at the expense, of the Indemnitor, by representatives selected by the Indemnitee who shall be reasonably satisfactory to the Indemnitor. If an Indemnitor elects to assume the defense of such Claim, the Indemnitee shall have the right to employ (at its expense) its own counsel and to participate in such defense. If an Indemnitee reasonably believes that the handling of the defense by the Indemnitor may have a material adverse affect on any Indemnitee, its business or financial condition, or its relationship with any customer, prospect, supplier, employee, salesman, consultant, agent or representative, then the Indemnitee may, at its option and expense and through counsel of its choice, jointly with the Indemnitor assume control of the defense of such Claim, provided that nothing in this sentence shall be deemed to relieve the Indemnitor of any liability it may have under this ARTICLE XI.

         (b) Anything in this SECTION 11.4 to the contrary notwithstanding, the Indemnitor shall not enter into any settlement or compromise of any action, suit or proceeding or consent to the entry of any judgment (i) which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnitee who is named as a party to such action, suit or proceeding, of a written release from all liability in respect of such action, suit or proceeding or (ii) for other than monetary damages to be borne in full by the Indemnitor, without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld or delayed.

SECTION 11.5.     SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

         All representations and warranties of Purchaser contained in this Agreement, and all representations and warranties of Seller and the Company contained in this Agreement, shall survive the Closing for a period after the Closing Date as follows: (a) the representations and warranties in SECTIONS 4.1, 4.2, 4.3, 4.4, 5.1 and 5.2 shall survive indefinitely; (b) the representations and warranties in SECTION 4.10 shall survive for a period equal to the statute of limitations applicable thereto; (c) the representations and warranties in SECTIONS 4.6, 4.12 and 4.14 shall survive for a period of three years after the Closing Date; (d) the representations and warranties in Sections 4.5, 4.7 and
4.15 shall survive for a period of two years after the Closing Date; and (e) all other representations and warrranties in this Agreement shall survive for a period of one (1) year after the Closing Date.

SECTION 11.6.     LIMITATIONS ON INDEMNIFIED PARTIES' RIGHT TO INDEMNIFICATION.

         (a)      The foregoing provisions of this Agreement notwithstanding:
(i) Seller shall not be liable to Indemnified Purchaser Parties for indemnification pursuant to SECTION 11.1(a)(iii), (iv) OR (v) (the parties agree that this SECTION 11.6(a)(i) shall not apply to indemnification by Seller pursuant to SECTION 11.1(a)(i) and (ii)) until the aggregate amount of all Indemnified Purchaser Claims exceeds $5,000,000 and, if the aggregate amount of Indemnified Purchaser Claims exceeds such amount, indemnification shall be made for the total amount of all Indemnified Purchaser Claims only to the extent that they exceed $5,000,000; and (ii) no Loss shall constitute an "Indemnified Purchaser Claim" unless the total amount thereof arising out of a single event or occurrence, or a series of related events or occurrences, exceeds $20,000.

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

         (b) The maximum liability of Seller to indemnify the Indemnified Purchaser Parties for any Indemnified Purchaser Claims pursuant to SECTION 11.1(a)(i), (iv) or (v) shall be limited to an amount equal to the Purchase Price.

         (c) The maximum liability of Seller to indemnify the Indemnified Purchaser Parties for any Indemnified Purchaser Claims pursuant to SECTION 11.1(a)(ii), or (iii) shall be limited to an amount equal to $30,000,000.

         (d)      The foregoing provisions of this Agreement notwithstanding:
(i) Purchaser shall not be liable to Indemnified Seller Parties for indemnification pursuant to SECTION 11.2(a)(ii) or (iii) (the parties agree that this SECTION 11.6(d) shall not apply to indemnification by Purchaser pursuant to
SECTION 11.2(a)(i)) until the aggregate amount of all Indemnified Seller Claims exceeds $5,000,000 and, if the aggregate amount of Indemnified Seller Claims exceeds such amount, indemnification shall be made for the total amount of all Indemnified Seller Claims only to the extent that they exceed $5,000,000; and
(ii) no Loss shall constitute an "Indemnified Seller Claim" unless the total amount thereof arising out of a single event or occurrence, or a series of related events or occurrences, exceeds $20,000.

         (e) The maximum liability of Purchaser to indemnify the Indemnified Seller Parties for any Indemnified Seller Claims pursuant to SECTION 11.2(a)(i) or (iii) shall be limited to an amount equal to the Purchase Price.

         (f) The maximum liability of Purchaser to indemnify the Indemnified Seller Parties for any Indemnified Seller Claims pursuant to SECTION 11.2(a)(ii) shall be limited to an amount equal to $30,000,000.

         (g) Notwithstanding anything to the contrary herein, Seller shall control the defense of, and any settlement with respect to, the Indemnified Litigation; PROVIDED, HOWEVER, that Seller shall not agree to any settlement thereof that includes (i) non-monetary relief against the Company (or in the case of litigation or arbitration related to the Loss Reimbursement Agreements with Dynex Capital, Inc., any form of relief against the Company) or (ii) monetary relief against the Company which would not be entirely indemnified by the Seller pursuant to the provisions of this ARTICLE XI, without the prior consent of Purchaser (which consent shall not be unreasonably withheld or delayed); PROVIDED FURTHER, that Purchaser and the Company shall cooperate with and assist Seller (which shall reimburse Purchaser and the Company for all direct, out-of-pocket expenses of providing such assistance as requested) in all respects as requested by Seller in the defense of the Indemnified Litigation, including after the Closing (i) making available upon Seller's request all books and records or other information of the Company and employees of the Company during normal business hours and (ii) identifying any loans that are or may be "defective" as such term is defined in the Loss Reimbursement Agreements each dated as of May 13, 1996 among the Seller, Meritech Mortgage Services, Inc. and Dynex Capital, Inc. (formerly known as Resource Mortgage Capital, Inc.) (the "Loss Reimbursement Agreements") and (iii) continuing to provide monthly reports to Seller quantifying Seller's threshold liability under the Loss Reimbursement Agreements.

         (h)      In determining the amounts of Losses under this ARTICLE XI,
(i) any Tax Benefits realized by an Indemnitee on account of and within one year following the matter resulting in such Losses and (ii) any amounts actually reimbursed under insurance coverage, shall be taken into account (net of the expenses of recovery); PROVIDED, HOWEVER, that the Indemnitee shall use all commercially reasonable efforts to collect all amounts reimbursable under such policies as promptly as practicable. If any amounts are reimbursed under insurance coverage subsequent to the indemnification of Losses under this
ARTICLE XI, the Indemnitee shall reimburse the Indemnitor in an amount equal to the amounts subsequently received under insurance coverage (net of the expenses of recovery).

         (i) Notwithstanding anything to the contrary contained herein, an Indemnitor shall not be obligated to indemnify an Indemnitee for any Losses that are speculative or consequential such as lost business opportunities or lost profits, other than special or consequential damages that are a component of a judgment assessed against an Indemnitee.


                                  ARTICLE XII.

                                   TAX MATTERS

SECTION 12.1.     SECTION 338 ELECTION AND FORMS.

         (a) With respect to Seller's sale of the Company Stock hereunder, Seller and Purchaser shall jointly make all available Section 338(h)(10) Elections in accordance with applicable Tax Laws as set forth herein. Purchaser and Seller agree to report the transfers under this Agreement consistent with the Section 338(h)(10) Elections, and shall take no position contrary thereto unless required to do so by applicable Tax Laws pursuant to a Final Determination.

         (b) Purchaser shall be responsible for the preparation and filing of all Section 338 Forms, including Form 8023, in accordance with applicable Tax Laws and the terms of this Agreement. Seller shall deliver to Purchaser such documents or forms as are reasonably requested and are required by any relevant Tax Laws to properly complete the Section 338 Forms, at least sixty five (65) days prior to the date such Section 338 Forms are required to be filed. Purchaser shall deliver such documents and forms to Seller in a form suitable for execution at least forty five (45) days prior to the date such Section 338 Forms are required to be filed, and Seller shall execute such documents or forms and deliver said executed Section 338 Forms to Purchaser at least twenty (20) days prior to the date such Section 338 Forms are required to be filed.

         (c) The Purchase Price shall be allocated among the assets of the Company in accordance with the mutual agreement of the parties to be reached prior to the due date for filing any Returns to which a Section 338(h)(10) Election is relevant. Purchaser shall propose an allocation and provide a copy of such allocation to Seller prior to the due date of first such Return, allowing Seller a reasonable time during which to review such allocation. Purchaser and Seller agree to cooperate to resolve any disputes regarding such allocation prior to the due date for filing such Returns. Subject to the requirements of any applicable Tax Laws, all Returns filed by Purchaser, the Company and Seller shall be prepared consistently with such allocation. In the event of any Purchase Price Adjustment hereunder, Purchaser and Seller agree to adjust such allocation to reflect such Purchase Price Adjustment and to file consistently any Returns required as a result of such Purchase Price Adjustment. If Purchaser and Seller are unable to agree on such allocations, the respective Section 338 Forms signed by both parties with all the required attachments to complete the Section 338(h)(10) Elections properly will in all events be filed.

SECTION 12.2.     TAX INDEMNIFICATION BY SELLER.

         Seller shall be liable for, and shall hold Purchaser and the Company and any successor corporations thereto or Affiliates thereof harmless from and against, the following Taxes with respect to the Company:

                  (a) any and all Taxes for any Pre-Closing Period (or any taxable period deemed, pursuant to SECTION 12.4, to end on or before the Closing
Date) due or payable by the Company, including Income Taxes incurred as a result of making the Section 338 Elections except to the extent that such Taxes were accrued on the Company's balance sheet and taken into account in determining the Purchase Price.

                  (b) any several liability of the Company under Treasury Regulations Section 1.1502-6 or under any comparable or similar provision under state, local or foreign laws or regulations for any Pre-Closing Period.

SECTION 12.3.     TAX INDEMNIFICATION BY PURCHASER.

         Purchaser shall be liable for, and shall hold Seller harmless from and against, any and all Taxes for any Post-Closing Period.

SECTION 12.4.     ALLOCATION OF TAX LIABILITIES.

         (a) Purchaser and Seller agree that if the Company is permitted to treat the Closing Date as the last day of a taxable period they will do so (if not but Purchaser and Seller are permitted to treat the day prior to the Closing Date as the last day of a taxable period the parties agree to do so).

         (b) Seller shall pay, on a timely basis, all Taxes due with respect to consolidated federal income tax liability and any combined or unitary state and local Taxes for any Pre-Closing Period.

         (c) Any Income Taxes for a Straddle Period shall be apportioned between Seller and Purchaser based on the actual operations of the Company during the portion of such period ending on the Closing Date and the portion of such period beginning on the day following the Closing Date, and for purposes of the provisions of SECTIONS 12.2, 12.3, 12.4, and 12.5, each portion of such period shall be deemed to be a taxable period (whether or not it is in fact a taxable period). All Taxes other than Income Taxes ("Other Taxes") relating to a Straddle Period shall be apportioned between Purchaser and Seller based on the number of days during the portion of such period occurring on and before the Closing Date, and the number of days during such period occurring after the Closing Date and for purposes of SECTIONS 12.2, 12.3, 12.4, 12.5 and 12.6, each portion of such period shall be deemed to be a taxable period (whether or not it is in fact a taxable period). To the extent estimated Taxes have been paid prior to the Closing Date with respect to a Straddle Period, Seller's liability with respect thereto shall be reduced by that amount; PROVIDED FURTHER, that if such payment or accrual of Taxes exceeds Seller's liability as calculated pursuant to this SECTION 12.4, Purchaser shall promptly pay Seller the amount of such excess. Upon timely notice from Purchaser, Seller shall pay to Purchaser an amount equal to Seller's liability for any Taxes described in this SECTION 12.4, such payment to be made at least ten (10) days prior to the date that any such Tax payment is due.

SECTION 12.5.     FILING RESPONSIBILITY.

         (a) Seller shall cause to be prepared and Purchaser shall, upon timely receipt from Seller, cause to be timely filed, the following Tax Returns with respect to the Company:

                  (i) all Income Tax Returns for any Pre-Closing Period for which Returns have not been filed as of the Closing Date;

                  (ii) all other Tax Returns with respect to Other Taxes required to be filed (taking into account extensions) prior to the Closing Date; and

         (b) Purchaser and the Company shall file all other Tax Returns with respect to the Company.

SECTION 12.6.     REFUNDS.

         (a) Seller shall be entitled to any refunds or credits of Taxes attributable to any tax period in which the Seller is responsible for the payment of such Taxes under Section 12.2 of this Agreement.

         (b) Purchaser and the Company shall be entitled to any refunds or credits of Taxes for any Post-Closing Period for which Purchaser is responsible under Section 12.3.

         (c) Purchaser shall cause the Company promptly to forward to Seller or to reimburse Seller for any refunds or credits due Seller (pursuant to the terms of this ARTICLE XII) after receipt thereof, and Seller shall promptly forward to Purchaser or reimburse Purchaser for any refunds or credits due Purchaser (pursuant to the terms of this ARTICLE XII) after receipt thereof.

SECTION 12.7.     COOPERATION AND EXCHANGE OF INFORMATION.

         (a) Following Closing, Seller shall timely prepare and file tax returns and related work papers for the short tax year beginning on January 1, 2001 and ending on the Closing Date for the Company.

         (b) Upon request, Purchaser shall provide Seller with such cooperation and shall deliver to Seller such information and data concerning the Pre-Closing Period operations of the

Company and make available such knowledgeable employees of the Company as Seller may request, including providing the information and data required by Seller's customary tax and accounting questionnaires, in order to enable Seller to complete and file all Tax Returns which it may be required to file with respect to the operations and business of the Company through the Closing Date or to respond to audits by any Taxing Authorities with respect to such operations and to otherwise enable Seller to satisfy its internal accounting, tax and other legitimate requirements. Such cooperation and information shall include provision of powers of attorney for the purpose of signing Tax Returns and defending any Tax Audits and promptly forwarding copies of appropriate notices and forms or other communications received from or sent to any Taxing Authority which relate to the Company and providing copies of all relevant Tax Returns, together with accompanying schedules and related workpapers, documents relating to rulings or other determinations by any Taxing Authority and records concerning the ownership and tax basis of property, which Purchaser and the Company may possess. Purchaser and the Company shall make its employees and facilities available on a mutually convenient basis to provide explanation of any documents or information provided hereunder.

         (c) For a period of six (6) years after the Closing Date, Purchaser shall, and shall cause the Company to retain all Tax Returns, books and records (including computer files) of, or with respect to the activities of, the Company for all taxable periods ending on or prior to the Closing Date. Thereafter, Purchaser shall not dispose of any such Tax Returns, books or records unless it first offers such Tax Returns, books and records to Seller and Seller fails to accept such offer within sixty (60) days of its being made.

         (d) Purchaser and Seller and their respective Affiliates shall cooperate in the preparation of all Tax Returns relating in whole or in part to any Pre-Closing Periods (or any taxable period deemed, pursuant to SECTION 12.4, to end on or before the Closing Date) or taxable periods including the Closing Date that are required to be filed after such date. Such cooperation shall include furnishing prior years' Tax Returns or return preparation packages illustrating previous reporting practices or containing historical information relevant to the preparation of such Tax Returns, and furnishing such other information within such party's possession requested by the party filing such Tax Returns as is relevant to their preparation. In the case of any state, local or foreign joint, consolidated, combined, unitary or group relief system Tax Returns, such cooperation shall also relate to any other taxable periods in which one party could reasonably require the assistance of the other party in obtaining any necessary information.

         (e) Seller shall have the right, at its own expense, to control any audit or examination by any Taxing Authority ("Tax Audit"), initiate any claim for refund, contest, resolve and defend against any assessment, notice of deficiency, or other adjustment or proposed adjustment relating to any and all Taxes for any taxable period ending on or before the Closing Date with respect to the Company provided that, Seller shall consult with Purchaser with respect to the resolution of any issue that would affect the tax liability of Purchaser, and will not settle any such issue, or file any amended return relating to any such issue without the consent of Purchaser, which consent shall not unreasonably be withheld or delayed. Purchaser shall have the right, at its own expense, to control any other Tax Audit, initiate any other claim for refund, and contest, resolve and defend against any other assessment, notice of deficiency, or other adjustment or proposed adjustment with respect to the Company; provided that, Purchaser shall consult with Seller with respect to the resolution of any issue that would affect the tax liability of Seller, and will not settle any such issue, or file any amended return relating to any such issue without the consent of Seller, which consent shall not unreasonably be withheld or delayed.


                                  ARTICLE XIII.

                                  MISCELLANEOUS

SECTION 13.1.     TERMINATION OF AGREEMENT.

         This Agreement may be terminated by Seller, the Company or Purchaser at any time on or prior to the Closing Date (a) by the mutual written consent of Seller and Purchaser, (b) by the non-defaulting party if there has been a material breach of any representation, warranty or covenant or agreement contained in this Agreement on the part of the other party which, if not cured, would excuse the performance hereof by the non-defaulting party, and such breach cannot be cured on or prior to the date which is thirty (30) days after notice is given (excluding amendments or supplements to Schedules of Seller or the Company, which by their filing cannot cure any such breach) or (c) by either Seller or Purchaser if the Closing shall not have occurred by July 15, 2001.

SECTION 13.2.     EFFECT OF TERMINATION.

         Except for the obligations contained in SECTIONS 13.4 and 13.7, which shall survive any termination of this Agreement, upon the termination of this Agreement pursuant to SECTION 13.1, this Agreement shall forthwith become null and void, and no party hereto or any of its officers, directors, employees, agents, consultants, stockholders, partners or principals shall have any rights, liabilities or obligations hereunder or with respect hereto, except with respect to any breach of this Agreement that is the basis for termination pursuant to
SECTION 13.1(b).

SECTION 13.3.     AMENDMENT AND MODIFICATION; WAIVER OF PROVISIONS.

         This Agreement may be amended, modified or waived only by a written instrument executed by all of the parties hereto. The failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect the right of such party at a later date to enforce the same. No waiver by any party of any condition or the breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

SECTION 13.4.     EXPENSES.

         The parties agree that fees and out-of-pocket expenses shall be paid as follows:

                  (a) Fees and disbursements of each party's counsel and accountants shall be paid as set forth on EXHIBIT F;

                  (b) Fees required for filings under the HSR Act have been paid by Seller; PROVIDED, HOWEVER, that upon the Closing, Purchaser shall reimburse Seller for such fees; PROVIDED, FURTHER, that if the Closing does not occur for any reason whatsoever, Purchaser shall have no obligation to reimburse Seller for such fees;

                  (c) All expenses incurred in connection with obtaining any Material Consent of a Governmental Authority shall be paid by Seller;

                  (d) Purchaser shall be solely responsible for any sales or transfer taxes arising from the transfer of the Company Stock to Purchaser;

                  (e) Seller shall be solely responsible for paying all fees and expenses relating to the preparation of the Audited Closing Balance Sheet (but the payment of fees where there is a dispute shall be governed by Section 2.2); and

                  (f) All other fees and out-of-pocket expenses incurred in connection with the transactions contemplated hereby shall be paid by the party incurring such expenses.

SECTION 13.5.     SUCCESSORS AND ASSIGNS; ASSIGNMENTS.

         All terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted transferees, successors and assigns. No party hereto may assign any of its rights or delegate any of its duties hereunder without the prior written consent of the other parties, and any such attempted assignment or delegation without such consent shall be null and void.

SECTION 13.6.     PUBLIC ANNOUNCEMENTS.

         Prior to the Closing Date, Seller and the Company, on the one hand, and Purchaser on the other hand, will, prior to the issuance thereof, use commercially reasonable efforts to consult with each other about any description of the transactions contemplated by this Agreement contained in any press release or other public statements and provide each other with the opportunity to review and comment upon any such description, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Applicable Law, court order or by obligations pursuant to any listing agreement with any national securities exchange or except in connection with customary sales efforts relating to the Offering; PROVIDED, HOWEVER, that Purchaser may, following the Closing, without the consent of Seller, publish (and use in future marketing materials) standard "tombstone" announcements of the consummation of the transactions contemplated by this Agreement. The parties shall use reasonable efforts to agree on the description of the transactions contemplated by this Agreement contained in the initial press releases to be issued by the parties with respect to their execution and delivery of this Agreement.

SECTION 13.7.     NO THIRD PARTIES BENEFITED.

         This Agreement is made and entered into for the protection and benefit of the parties hereto and their permitted successors and assigns, and no other Person shall be a direct or indirect beneficiary of or have any direct or indirect cause of action or claim in connection with this Agreement or any of the documents executed in connection herewith; PROVIDED, HOWEVER, that the Indemnified Purchaser Parties (other than Purchaser) and the Indemnified Seller Parties (other than Seller) are intended beneficiaries of SECTIONS 11.1 through 11.6, inclusive.

SECTION 13.8.     NOTICES.

         All notices, request, demands and other communications hereunder shall be in writing and shall be delivered personally, by courier, by telecopy or by mail (regular, certified or registered), postage prepaid, addressed as follows:


                  If to Seller or the Company (prior to the Closing):


                                    Dominion Capital, Inc.
                                    120 Tredegar Street
                                    Richmond, VA 23219
                                    Attn: Charles E. Coudriet
                                    Telephone: (804) 819-2309
                                    Telecopy: (804) 819-2214


                                    with copies to:


                                    Dominion Resources Services, Inc.
                                    100 Tredegar Street
                                    Richmond, VA 23220
                                    Attn: Mark O. Webb
                                    Telephone: (804) 819-2140
                                    Telecopy: (804) 819-2202


                  and:

                                    McGuireWoods LLP
                                    One James Center
                                    901 East Cary Street
                                    Richmond, VA 23219
                                    Attn.: Leslie A. Grandis
                                    Attn: Joseph C. Carter, III
                                    Telephone: (804) 775-4322
                                    Telecopy: (804) 698-2069


                  and:


                                    Saxon Mortgage, Inc.
                                    4880 Cox Road
                                    Glen Allen, VA  23060
                                    Attn:  Michael L. Sawyer
                                    Telephone:  (804) 967-7497
                                    Telecopy:  (804) 967-5826
                  and:


                                    Meritech Mortgage Services, Inc.
                                    4708 Mercantile Drive North
                                    Fort Worth, TX 76137
                                    Attn: Dennis G. Stowe
                                    Telephone: (817) 665-7201
                                    Telecopy: (817) 665-7401


                  and:


                                    Saxon Mortgage, Inc.
                                    4880 Cox Road
                                    Glen Allen, VA 23060
                                    Attn: Richard D. Shepherd
                                    Telephone: (804) 967-7079
                                    Telecopy: (804) 967-7679

                  If to Purchaser or the Company (after the Closing):


                                    Michael L. Sawyer
                                    Saxon Mortgage, Inc.
                                    4880 Cox Road
                                    Glen Allen, VA 23060
                                    Telephone: (804) 967-7497
                                    Telecopy: (804) 967-5826


                  with copies to:


                                    Dennis G. Stowe.
                                    Meritech Mortgage Services, Inc.
                                    4708 Mercantile Drive North
                                    Fort Worth, TX 76137
                                    Telephone: (817) 665-7201
                                    Telecopy: (817) 665-7401


                  and:


                                    Gibson, Dunn & Crutcher LLP
                                    1050 Connecticut Avenue, N.W.
                                    Washington, DC 20036
                                    Attn: Howard B. Adler, Esq.
                                    Telephone: (202) 955-8589
                                    Telecopy: (202) 530-9526


                  and:


                                    Saxon Mortgage, Inc.
                                    4880 Cox Road
                                    Glen Allen, VA 23060
                                    Attn: Michael L. Sawyer
                                    Telephone: (804) 967-7079
                                    Telecopy: (804) 967-7679

or to such other address as a party may from time to time designate in writing in accordance with this section. Each notice or other communication given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been received (i) on the Business Day it is sent, if sent by personal delivery, or (ii) on the first Business Day after sending, if sent by courier or overnight delivery, or (iii) on the third Business Day after sending, if sent by mail (regular, certified or registered); PROVIDED, HOWEVER, that notice of change of address shall be effective only upon receipt.

SECTION 13.9.       LAW GOVERNING.

         This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Virginia, without giving effect to the choice of law provisions thereof.

SECTION 13.10.      COUNTERPARTS.

         This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

SECTION 13.11.      ENTIRE AGREEMENT.

         This Agreement constitutes the entire agreement between the parties and supersedes and cancels any and all prior agreements between them relating to the subject matter hereof.

SECTION 13.12.      SEVERABILITY.

         Should any provision of this Agreement for any reason be declared invalid or unenforceable, (i) such decision shall not affect the validity or enforceability of any of the other provisions of this Agreement, which remaining provisions shall remain in full force and effect, and (ii) the application of such invalid or unenforceable provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall be valid and enforced to the fullest extent permitted by law, but only to the extent that such enforceability or application is in accordance with the intent of the parties as evidenced by this Agreement.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the parties have caused this Stock Purchase Agreement to be duly executed by their duly authorized officers, as of the day and year first above written.


                                 SAXON CAPITAL ACQUISITION CORP.



                                 By:  /s/ Michael L. Sawyer
                                      ---------------------------------------
                                   Name:    Michael L. Sawyer
                                          -----------------------------------
                                   Its:    President
                                         ------------------------------------



                                 SAXON CAPITAL, INC.



                                 By:    /s/ Robert G. Partlow
                                      ---------------------------------------
                                   Name:    Robert G. Partlow
                                          -----------------------------------
                                   Its:    Senior Vice President & CFO
                                         ------------------------------------



                                 DOMINION CAPITAL, INC.



                                 By:    /s/ Charles E. Coudriet
                                      ---------------------------------------
                                   Name:    Charles E. Coudriet
                                          -----------------------------------
                                   Its:    President & CEO
                                         ------------------------------------